Exhibit 6.77

PURCHASE PRICE AND PAYMENT ADDENDUM

Rausch Coleman Homes NWA LLC

Buyer Name: Arrived Fund Manager, LLC
Date of Agreement: 11/14/2025
Community: Riverside Village | Lot/Block: 0175 /
Address: 2644 E. Gila Way Fayetteville AR 72701
Plan/Elevation: RC Bennet / C | Garage Orientation Preference: Left [X] Right [ ]
Phase/Section: / | Job #: 74520920175
Started (Y/N): Y | Stage: 06
Estimated Start Date: 10/06/2025 | Estimated Closing Date: 12/29/2025

Agreement Type: [X] Standard [ ] Home to Sell [ ] Miscellaneous contingencies [ ] Owns current residence
Select One: [X] New Agreement [ ] Transfer [ ] Revised Agreement -- Revision #:

BUYER INFORMATION

Buyer(s): Arrived Fund Manager, LLC
Buyer Existing Address: 1 West Mountain Street Suite 109 Fayetteville, AR / US 72701
Home Phone: | Office Phone:
Email: acuisitions@arrived.com | Other Phone:
Employer: | Years/Months: /
Co-Buyer:
Home Phone: | Office Phone:
Email: | Other Phone:
Non-Purchasing Spouse:
Home Phone: | Office Phone:
Email: | Other Phone:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price	$ 370,200.00
Add: Homesite Premium	$ .00
Add: Options, Upgrades and Extras per Change Order Summary	$ .00
Less Incentives and Other Discretionary Reductions:	$ 35,200.00
Total Purchase Price	$ 335,000.00

PAYMENTS:

Initial Deposit		Check#/Credit Card: /	$ 10,000.00
Upgrade Deposit (i.e., Advanced Payment)		Check#	$ .00
Additional Deposit			
Due	Received	Check#	$ .00
Due	Received	Check#	$ .00
Due	Received	Check#	$ .00
Due	Received	Check#	$ .00
Advanced Payment			
Due	Received	Check#	$ .00

Amount to be financed or paid by (i) wire transfer of immediately available funds or (ii) cashier's check (subject to collection) at closing (approximate)

(Total Purchase Price less Total Payments and exclude FHA, MIP, VA, funding fee, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses and HOA fees.)

Initial AFML Initial ________ $ 325,000.00
Buyer Buyer

CLOSING COSTS:

WARRANTY INFORMATION

Lennar 1-2-10 Warranty (10-11-23)
*Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] USDA [ ] Other

Lender: Cash Phone #:

Broker Participation? [ ] Yes [ ] No

Agent/Company: Susanne Flynn / Flynn Realty

Street Address: 1057 Avery Trace Cir

City, State Zip: Hendersonville, TN 37075 Agent's Cell Phone: [redacted]

Phone: [redacted] Email: acquisitions@arrived.com

Broker Tax ID#: Broker Commission: 3%

Additional Broker Bonus/Incentive: Bonus $ 571.00 / Incentive $ .00

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the Fourteenth day of November, 2025 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Rausch Coleman Homes NWA LLC
a

By
Signed by:
Brandon Strickland
0F69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

Rausch Coleman Homes NWA LLC
4058 N College Ave Ste. 250
Fayetteville, Arkansas 72703
[redacted]

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "**Agreement**") is made and entered into as of the fourteenth day of November, 2025 by and between Rausch Coleman Homes NWA LLC ("**Seller**"), and Buyer(s) named below ("**Buyer**"):

BUYER(S): 1. Arrived Fund Manager, LLC 2. 3. 4. No Buyer Name Changes Will Be Permitted			Check Applicable: Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐ Married ☐ Single ☐
Buyer Address: 1 West Mountain Street Suite 109			
City: Fayetteville	State / Country: AR / US	Zip: 72701	
By providing your telephone numbers and your email address, you hereby consent to receiving telephonic and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.			
Home Telephone: **Business Telephone**: **Cellular Telephone**:	**E-mail Address:** acuisitions@arrived.com Please note that a valid email address is required to access the Lennar Account Application (as defined in Rider B) to review Purchase and Sale Agreement documents and to submit warranty claims after Closing. AFML (INITIAL) _________ (INITIAL)		

1. **Purchase and Sale**. Buyer agrees to buy and Seller agrees to sell to Buyer (on the terms and conditions set forth below) Model RC Bennet constructed or to be constructed on the following described property:

Lot 0175 of Block ______ Section/Phase _____/_____ of Riverside Village Subdivision/Plat of Washington County, Arkansas (the "**County**").

Address: 2644 E. Gila Way Fayetteville AR 72701

The above described property is sometimes referred to herein as the "**Homesite**." The Homesite and the residence and improvements constructed or to be constructed, including all appurtenances thereto, are sometimes collectively referred to in this Agreement as the "**Home**". The Home is located within the community known as Riverside Village (the "**Community**").

2. **Purchase Price and Payments**. The total purchase price ("**Total Purchase Price**") for the Home, exclusive of any Closing Costs as described below, is **$335,000.00**. Buyer (and not a third party) will make an earnest money deposit upon the signing of this Agreement (the "**Initial Deposit**") of **$10,000.00** to Seller. Buyer shall make further payments to Seller, including but not limited to any "**Additional Deposit**" or "**Advanced Payment**" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "**Deposit**" shall include the Initial Deposit, Additional Deposit and Advanced Payment paid or to be paid. If Buyer has not already paid the Initial Deposit at the time Seller signs this Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of the Effective Date.

2.1 All payments made by Buyer to Seller with respect to the Total Purchase Price (including but not limited to the Deposit) shall be paid to Seller for such purposes as Seller shall determine, and Seller shall not be required to maintain the payments in an escrow or trust account. Buyer shall have no right to interest upon the payments. If and to the extent such payments are deposited in any interest bearing account, then any interest on such payments shall inure to the benefit of Seller. At the time of Closing, the amount of the payments shall be credited to Buyer against the Total Purchase Price.

PROSPECTIVE BUYERS ARE ADVISED THAT THE DEPOSIT, DOWN PAYMENTS, AND OTHER ADVANCED MONEY WILL NOT BE PLACED IN A NEUTRAL ESCROW. THIS MONEY WILL BE PAID DIRECTLY TO SELLER AND MAY BE USED BY SELLER. THIS MEANS BUYER ASSUMES A RISK OF LOSING THE MONEY IF SELLER OR BUYER ARE UNABLE OR UNWILLING TO PERFORM UNDER THE TERMS OF THIS AGREEMENT.

☒ **NO CONTINGENCY**. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to provide, within two (2) calendar days from the Buyer's execution of this Agreement, financial statements or other written verification of Buyer's ability to purchase the Home with cash. If Buyer does not (in Seller's sole judgment, based on the documentation provided by Buyer to Seller) have the financial ability to purchase the Home with cash, then Seller may terminate this Agreement by refunding to Buyer any paid Deposit.

☐ **MORTGAGE CONTINGENCY**. If this box is checked, this Agreement is contingent on Buyer obtaining a loan commitment within thirty (30) days (the "**Mortgage Contingency Period**") for a first mortgage loan from Lennar Mortgage, LLC (an affiliate of Seller), or another qualified institutional mortgage lender of Buyer's choice ("**Lender**"), with interest, term and service charges at current market rates at time of Closing (as defined below) for a borrower of Buyer's credit qualifications (the "**Mortgage Contingency**"). Buyer agrees to apply within five (5) calendar days from the execution of this Agreement for a loan at the then prevailing interest rate and terms. In the event Buyer chooses to obtain financing through a Lender other than Lennar Mortgage, LLC, Buyer agrees to promptly provide Seller, upon Seller's request, with the name, address and phone number of such Lender, the loan officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer properly makes and pursues the loan application as provided herein but is unable to obtain mortgage loan financing, despite Buyer's good faith efforts to do so, and Buyer is not otherwise in default under this Agreement, and further provided that Buyer provides Seller with documentation from Lender that the loan has been declined, Buyer may cancel this Agreement by giving written notice to Seller within the Mortgage Contingency Period, in which event Seller shall refund any paid Deposit. If Buyer properly makes and pursues the loan application as provided herein but is unable to provide Seller with a copy of a written loan commitment reasonably satisfactory to Seller within the Mortgage Contingency Period, or if Buyer is at any time disapproved in writing by Lender for such loan (and Buyer does not cancel or withdraw his/her loan application), then Seller, at its sole discretion, may cancel this Agreement by written notice to Buyer, at Buyer's last known address, in which event Seller shall refund any paid Deposit made by Buyer. If this Agreement provides for a VA guaranteed or FHA-insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if this Agreement is subject to the Mortgage Contingency, as indicated above:

4.1 Prequalification. Buyer may have obtained a "prequalification" from Lennar Mortgage, LLC for the purpose of determining Buyer's ability to purchase the Property. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT BUYER IS NOT OBLIGATED TO USE LENNAR MORTGAGE, LLC TO OBTAIN FINANCING TO PURCHASE THE PROPERTY.

4.2 Mortgage Loan. Unless Buyer shall have otherwise notified Seller in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Home without mortgage financing, and the Mortgage Contingency shall be deemed to have been satisfied.

4.3 Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE HOME IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Home. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

4.4 Commitment Rate and Terms. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan commitment and the mortgage loan commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan commitment not being satisfied for any reason (other than failure of the Home to appraise equal to or greater than the Total Purchase Price), this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Home without mortgage financing. Buyer agrees that it will make no changes to its mortgage financing arrangement within the last thirty (30) days before Closing.

4.5 Appraisal. If the Lender's appraiser appraises the value of the Home for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "**Additional Cash to Close Funds**"); or (ii) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing. Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

4.6 Sale of Other Residence. Buyer represents and warrants that this Agreement and the mortgage loan referenced herein, unless otherwise provided, are not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Home will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

5. **Funds**. Buyer shall remit to Seller the Initial Deposit, Additional Deposit, and Advanced Payment by check, cashier's check, or wire transfer. Buyer acknowledges that Seller shall have the right to deposit such check for the Initial Deposit without such action being deemed acceptance of this Agreement. If any such check is not paid by the bank after acceptance of this Agreement, Seller shall have the option to cancel this Agreement and declare Buyer in default. If Buyer provides any check for a Deposit in the form of Canadian currency (a "**C$ check**"), Seller's depository bank will convert such C$ check into a U.S. dollar amount using its currency procedures and exchange rate then in effect two (2) business days following the date of processing (the "**Conversion Date**") and the amount of the Deposit to be applied toward the Total Purchase Price shall be equal to the amount received by Seller from the

depository bank on the Conversion Date. Seller reserves the right to charge or pass through any currency conversion-related fees or costs to the Buyer at Closing (as hereafter defined). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the balance of the Total Purchase Price plus all applicable Closing Costs (the "**Closing Proceeds**") shall be paid to Seller at Closing. Any funds paid by Buyer under the terms of this Agreement to Seller, including funds paid through a check or cashier's check are accepted by Seller subject to collection.

UNLESS A WRITTEN REQUEST FOR PAYMENT BY CASHIER'S CHECK IS RECEIVED AND APPROVED BY SELLER NOT LESS THAN FIVE (5) BUSINESS DAYS PRIOR TO CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT CLOSING PROCEEDS MUST BE BY FEDERAL WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS. BUYER IS RESPONSIBLE FOR ALL BANK OR WIRE TRANSFER CHARGES AND CURRENCY EXCHANGE FEES. WITHOUT LIMITING ANY OTHER PROVISIONS HEREIN, IF ANY DEPOSIT AND/OR CLOSING PROCEEDS ARE NOT TIMELY PAID, BUYER SHALL BE IN DEFAULT. Notwithstanding the foregoing, if Seller approves Buyer's written request to deliver a cashier's check and thereafter Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding $25,000.00, then Buyer will not be entitled to possession of the Home until the Closing Proceeds have cleared.

6. **Credit Information Authorization**. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("**Indemnified Parties**"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") arising from an investigation of Buyer's credit and financial status.

7. **Closing**. Subject to Section 8, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("**Closing**") and Buyer shall close on such Closing Date (the "**Closing Date**"). Buyer will be given notice of the Closing at least thirty (30) days prior to the Closing Date (the "**Closing Date Notice Period**"). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 1 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. If Buyer fails, for any reason, to close at the date, time and place specified by Seller, Seller shall have the option to declare Buyer in default and seek the remedies stated below, or to charge Buyer **$100** per day for each day after the date of Closing specified by Seller until, and including, the actual Closing Date, and Seller may require that prorations be made as of the original Closing Date. This sum shall be due and payable in full at Closing. If Seller agrees to an extension of the date of Closing beyond the last day of the month for which Closing is originally set, an additional amount of Two Thousand Five Hundred Dollars ($2,500.00) shall be payable to Seller. The sum for extending the date of Closing beyond the last day of the month shall be due and payable in full at the time the extension is accepted by Seller. Buyer agrees that the late charges are appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 4 above, if the Mortgage Contingency box is checked above, Seller will agree to postpone Closing and not impose late charges to the extent such postponement is required in order for Buyer's Lender to meet any pre-closing waiting period required as the result of Buyer's Lender's issuance of revised closing disclosures under 12 C.F.R. § 1026.19(f)(2)(ii) of the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule when such revisions directly result from a Seller action taken within six (6) calendar days of the Closing Date. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Home on the originally scheduled Closing Date.

Buyer Initial AFML Buyer __________

8. **Completion Date**. Seller is obligated to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of Buyer's execution of this Agreement ("**Outside Date**"), subject only to delays caused by matters recognized by the laws of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance. Buyer understands and agrees that instead of constructing the Home itself, Seller may cause one of Seller's affiliates to construct the Home ("**Builder**"). As an accommodation to the Buyer, Seller has provided an estimated completion date that occurs prior to the Outside Date. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any estimated completion date is a good faith estimate only. Seller cannot guarantee that completion will occur before the Outside Date, but will endeavor to substantially complete the Home by the estimated completion date. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses, or damages whatsoever should the Home not be completed by the estimated completion date. It is the express intent of the parties that the rights and obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Home from registration under the Interstate Land Sales Full Disclosure Act, and both Buyer and Seller hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption.

9. **Casualty Before Closing**. If the Home is damaged by fire, vandalism, act of terrorism or other casualty or condition before Closing and the cost of restoration does not exceed three percent (3%) of the Total Purchase Price and repairs will not substantially

delay Closing, Seller shall repair the damage and Closing shall proceed pursuant to the terms of this Agreement. Buyer agrees that, if the casualty or condition occurs during construction, that Seller is only obligated to restore or repair the affected part of the Home to as-new condition and that Seller is under no obligation to disclose to Buyer the fact of repair or restoration or the casualty or condition that necessitated the repair or restoration. If the cost of restoration exceeds three percent (3%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete.

Notwithstanding the foregoing, if all or a portion of the Home is damaged by fire, vandalism, act of terrorism or other casualty or condition and the repair or reconstruction of the Home substantially in accordance with the pre-existing plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

10. **Deed**. Seller shall convey title to Buyer at Closing by delivery to Buyer of a Warranty Deed (the "**Deed**") describing the Home, which Deed shall convey title to Buyer subject to all matters described in this Agreement. The Deed shall be recorded and shall include, without limitation, provisions requiring that any dispute be submitted to alternative dispute resolution.

11. **Closing and Title Matters**. Title to the Home to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

11.1 Closing Costs. BUYER UNDERSTANDS AND AGREES THAT IN ADDITION TO THE TOTAL CASH TO CLOSE (WHICH AMOUNT IS SPECIFIED IN SECTION 2 OF THIS AGREEMENT AND THE PURCHASE PRICE AND PAYMENT ADDENDUM), BUYER SHALL PAY CERTAIN OTHER FEES AND CLOSING COSTS, IF ANY, AT CLOSING. IN CONNECTION THEREWITH, WITHOUT LIMITATION, THE ITEMS LISTED BELOW WILL COLLECTIVELY BE REFERRED TO AS "CLOSING COSTS." NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN THE CASE OF AN FHA/VA OR FANNIE MAE LOAN, BUYER SHALL NOT PAY FOR ANY COSTS PROHIBITED BY HUD (FHA), VA OR FANNIE MAE REGULATIONS. ALL REFERENCES TO "PRO RATA SHARES" WILL BE DEEMED A TIME PRO RATION, BASED ON THE DATE OF CLOSING, WITH BUYER PAYING AMOUNTS ACCRUED ON AND AFTER THE DATE OF CLOSING. The Closing Costs include, but may not be limited to:

11.1.1 The premium for a policy of mortgagees' title insurance, any real property transfer taxes in connection with the transfer of the Home, the cost of the documentary stamp taxes or other taxes on the Deed, and the cost to record the Deed. Should the settlement charges that VA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Seller at its sole discretion may terminate this Agreement and refund Buyer's earnest money. Should the settlement charges that FHA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Buyer may either pay the additional settlement charges or the interest rate on the loan will increase to an interest rate attainable with the settlement charges to be paid by Seller. In the event that Buyer decides to lock in the interest rate and points prior to closing, Buyer agrees to pay the difference between the market rate and the lock-in rate as of the date that the loan rate is locked.

11.1.2 Customary closing costs of a Buyer of a single family residence, including but not limited to items such as loan fees, loan closing costs and all other related sums, attorneys' fees, escrows for taxes and insurance, recording fees, documentary stamp taxes on the note, intangible taxes, credit reports and PMI insurance, if applicable, charged by the Lender or otherwise customary for a Buyer at Closing.

11.1.3 Document preparation fee, delivery charges, Closing fee and any other Closing expenses of Buyer.

11.1.4 All additional costs respecting the Home imposed by any governmental authority.

11.1.5 The cost of any obligations Buyer incurs not provided for in this Agreement.

11.1.6 The cost of a survey of the Home.

11.1.7 Current expenses of the Home (for example: taxes, special assessments and current monthly assessments to one or more homeowner's associations) will be adjusted between Seller and Buyer as of the Closing date. Buyer shall reimburse Seller for any prepaid expenses of the Home such as utility deposits, insurance premiums, local interim service fees, cable fees, assessments and capital contributions made to one or more homeowners' associations, paid by Seller in advance and/or for the month in which the Closing date occurs.

11.1.8 If real estate taxes for the year in which the Closing date occurs are assessed in the aggregate on the real estate comprising the portion of the Community (including the Home) rather than on a homesite-by-homesite basis, Seller will pay such taxes in full when due, but Buyer will reimburse Seller at the Closing for Buyer's pro rata share of such taxes from the Closing date (if such taxes are then known) or the Home's allocable share (so prorated) of Seller's estimate of those taxes (if such taxes are not then known), subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual tax bill is known. If taxes for the year in which the Closing date occurs are assessed on a homesite-by-homesite basis but such taxes are not due on the Closing date, Buyer will be responsible for paying such tax bill in full when due but Seller will reimburse Buyer at the Closing for Seller's pro rata share of such taxes (if the taxes are then known) or Seller's estimate of those taxes (if such taxes are not then known) through the Closing date, subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual bill is known. If the Closing takes place after Seller has paid the taxes for the year in which the Closing date occurs, Buyer will reimburse Seller at the Closing for Buyer's pro rata share of those taxes from and after the Closing date.

11.1.9 The cost of any modifications or changes which are incurred by Seller as a result of changes in building codes, governmental rules, regulations or requirements, or the enforcement of any of the same, after the Effective Date of this Agreement, shall be paid by Buyer at the time of Closing.

11.1.10 Any fees resulting from or associated with an offsite closing, or an accelerated or expedited closing, if such fees are incurred as a result of any action or inaction of Buyer.

11.2 Title Insurance.

[X] Buyer is instructed and encouraged to obtain, at Buyer's cost, an abstract of title for the Home and to have an attorney review it before Closing. Buyer is also instructed and encouraged to obtain, at Buyer's cost, an owner's title policy from any title company of Buyer's choice. If Buyer desires, Buyer may use the title company customarily used by Seller, but it is ultimately Buyer's choice. Please review this Agreement and the Affiliated Business Arrangement Disclosure Statement for additional provisions related to this topic.

[ ] Buyer is instructed and encouraged to obtain, at Buyer's cost, an abstract of title for the Home and to have an attorney review it before Closing. Seller will pay for or contribute towards the premium for an owner's title insurance policy as set forth in the Election Form Addendum.

11.3 Title to the Home shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Home; (5) matters that would be disclosed by an accurate survey or inspection of the Home; (6) this Agreement, including all addenda; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right-of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Home for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Home; and (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Home. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

11.4 Seller shall convey title to Buyer at Closing by delivery to Buyer of the Deed, which shall convey title to Buyer subject to all matters described in this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed.

11.5 Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

11.6 Seller may not own title to the Home as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Home on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

11.7 If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred and twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Home. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Home (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

11.8 The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Agreement.

11.9 Title to the Home will be deemed marketable if an owner's policy is issued with standard exceptions.

12. **Site, Selections and Substitutions**. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

12.1 Lot Change. In the event that Seller, in its sole discretion, determines that the model of the house selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no

replacement lot is available, then Buyer may terminate this Agreement within fourteen (14) days of notice that a replacement lot is unavailable and will be entitled to a refund of any paid Deposit.

12.2 Materials, Appliances, Decorative and Landscaping Items. Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, Seller has the right, without notice to Buyer, to substitute materials or equipment of comparable quality, utility or color as the Seller might deem appropriate. Without limiting the Seller's ability to exercise this right, Seller may exercise this right, in its sole discretion and option whenever Seller shall determine it is necessary or expedient to do so.

13. **Buyer's Default**. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to terminate the Agreement and keep, as liquidated damages and not as a penalty, Buyer's Initial Deposit and Additional Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, 100 percent (100%) of the Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty.

14. **Seller's Default**. In the event of Seller's default or if Buyer brings any warranty claim or other claim against Seller or Builder, and in each event only to the extent allowed by law, Buyer may recover actual damages only and shall not be entitled to special, consequential or punitive damages, all of which the right to recover or claim Buyer hereby expressly waives. Buyer and Seller expressly agree that actual damages shall not include and shall not be interpreted to include, in any way, any attorneys' fees or costs or expert/consultant fees or costs. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years as set forth in this Agreement.

15. **Mediation / Arbitration of Disputes**.

15.1 Dispute Resolution. The parties to this Agreement specifically agree that it is their desire to efficiently and quickly resolve any disputes that arise, that this transaction involves interstate commerce, and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "Disputes" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims: (1) arising under, or related to, this Agreement, the Home, the Community or any dealings between Buyer and Seller and/or Builder; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller, Seller's representative, Builder, or Builder's representative; (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Home, or in the Community; or (4) relating to issues of formation, validity or enforceability of this Section.

15.2 Mediation. If the parties are unable to agree to a mediator, the parties will utilize the American Arbitration Association ("AAA") for this role. The parties expressly agree that the mediator's charges shall be equally shared and that each party shall be responsible for its own costs and fees, including attorneys' fees and consultant fees incurred in connection with the mediation.

15.3 Arbitration. If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Construction Industry Arbitration Rules. In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on the Disputes would be barred by the applicable statute(s) of limitations, which such statute(s) of limitations the parties expressly agree apply to any Disputes. The decision of the arbitrator(s) shall be final and binding on both parties. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. Unless otherwise recoverable by law or statute, each party shall bear its own costs and expenses, including attorneys' fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if a party unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the non-contesting party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if a party fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

15.4 BUYER, SELLER, AND BUILDER AGREE THAT ANY LAWSUIT OR ARBITRATION PROCEEDING (WHICHEVER MAY APPLY) ARISING FROM OR RELATING TO ANY DISPUTE MUST BE COMMENCED WITHIN TWO YEARS AND ONE DAY FROM THE DATE THE CAUSE OF ACTION ACCRUES. TIME IS OF THE ESSENCE, SO THAT IF THE LAWSUIT OR ARBITRATION PROCEEDING IS NOT COMMENCED WITHIN THAT STATED PERIOD, THE DISPUTE IS BARRED AND WAIVED. FOR ARBITRATION PURPOSES, A CAUSE OF ACTION SHALL ACCRUE AS PROVIDED BY APPLICABLE STATUTE FOR THE INSTITUTION OF A LEGAL OR EQUITABLE PROCEEDING; AND IF THERE IS NO APPLICABLE

STATUTE, THEN THE CAUSE OF ACTION, REGARDLESS OF THE BUYER'S LACK OF KNOWLEDGE, ACCRUES ON DISCOVERY OF THE INJURY.

15.5 **To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties and then only as between those parties.**

15.6 **The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's and/or Builder's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller and Builder may, at their sole election, include Seller's and Builder's contractors, subcontractors and suppliers, as well as any warranty company and insurer or surety as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.**

15.7 **THE PARTIES AGREE THAT BUYER, SELLER, AND BUILDER MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO ABOVE.**

15.8 **Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose**.

Buyer and Seller specifically consent to arbitrate in accordance with this entire Section 15 of this Agreement.

Buyer Initials ____AEML____ ___________ Seller Initials ____BS____

16. **Other Dispute Resolutions**. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of this Agreement, then the parties agree to the following provisions: **BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER, SELLER, AND BUILDER AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER, SELLER, AND BUILDER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT.** For any Dispute that involves a claimed amount of less than $10,000, the parties may agree to litigate the Dispute before a judge in a court of small claims; however, any appeal of the judgment rendered in the small claims court will be subject to the mediation and arbitration provisions set forth in this Section.

17. **Deed Restriction**. The alternative dispute provisions above shall be set forth in the Deed and shall be binding upon Seller, Buyer, and all subsequent grantees, purchasers, successors and assigns as covenants and restrictions running with the land.

18. **Construction Activities**. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER DESIGNEES, AND/OR (2) ANY OTHER PARTIES, WILL BE, FROM TIME TO TIME, CONDUCTING BLASTING, EXCAVATION, CONSTRUCTION AND OTHER ACTIVITIES WITHIN OR IN PROXIMITY TO THE COMMUNITY. BY THE ACCEPTANCE OF THEIR DEED OR OTHER CONVEYANCE OR MORTGAGE, LEASEHOLD, LICENSE OR OTHER INTEREST, AND BY USING ANY PORTION OF THE COMMUNITY, EACH SUCH OWNER, OCCUPANT AND USER AUTOMATICALLY ACKNOWLEDGES, STIPULATES AND AGREES (1) THAT NONE OF THE AFORESAID ACTIVITIES SHALL BE DEEMED NUISANCES OR NOXIOUS OR OFFENSIVE ACTIVITIES, HEREUNDER OR AT LAW GENERALLY, (2) NOT TO ENTER UPON, OR ALLOW THEIR CHILDREN OR OTHER PERSONS UNDER THEIR CONTROL OR DIRECTION TO ENTER UPON (REGARDLESS OF WHETHER SUCH ENTRY IS A TRESPASS OR OTHERWISE) ANY PROPERTY WITHIN OR IN PROXIMITY TO THE AREA OF THE COMMUNITY WHERE SUCH ACTIVITY IS BEING CONDUCTED (EVEN IF NOT BEING ACTIVELY CONDUCTED AT THE TIME OF ENTRY, SUCH AS AT NIGHT OR OTHERWISE DURING NON-WORKING HOURS), (3) TO THE EXTENT PERMITTED OR NOT PROHIBITED UNDER APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM

SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE HOME.

19. **Dangerous Condition; No right to Enter; No Communications with Subcontractors**

19.1 Buyer understands and agrees that the Home is a construction site and that the Home and the improvements, equipment and supplies thereon constitute a danger to those who may enter upon the site. Buyer and Buyer's guests, including, but not limited to friends, Buyer's independent contractors, consultants, family members and minor children (collectively "**Buyer's Guests**"), shall not enter onto the Home or Homesite prior to Closing unless authorized in writing and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer or Buyer's Guests shall constitute a breach and default of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer or Buyer's Guests onto the Home or Homesite prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. **To the maximum extent permitted by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless the Indemnified Parties from and against any claims made by Buyer's Guests as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Home or Homesite.**

19.2 Buyer acknowledges that all matters pertaining to the initial construction of the Home will be performed by Seller or Builder and Seller's or Builder's subcontractors and vendors who are performing the work under contracts with Seller or Builder, as applicable. For reasons of safety and to comply with liability and insurance requirements imposed upon Seller, Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller or Builder, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Home. Buyer shall not do or have any work done on the Home, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Home to Buyer.

19.3 Without limiting the applicability of this Section to all obligations, representations and covenants of Buyer hereunder, Buyer specifically acknowledges that any breach by Buyer of the terms and conditions contained within this Section shall be deemed to be a "material breach" and shall entitle Seller to declare this Agreement to be in default in accordance with the provisions of the Buyer's Default Section in this Agreement. Seller's failure to promptly take any action with respect to Buyer's breach of the terms and conditions contained herein shall not be deemed a waiver of any of Seller's rights or remedies hereunder. Whenever this Agreement shall require Seller to complete or substantially complete an item of construction, unless provided specifically to the contrary herein, such item shall be deemed complete or substantially complete when so completed, in the sole and unfettered opinion of Seller. Without limiting Seller's rights contained within the Site, Selections and Substitutions Section in this Agreement, should Seller fail to provide any item of construction, option, extra, and/or upgrade required by this Agreement, Buyer's sole remedy therefore will be to collect an amount from Seller equal to Seller's cost for such item and for Seller's cost of installation of such item had such item been installed at the appropriate time during construction. Without limiting Seller's rights and Buyer's obligations contained within this Section and elsewhere in this Agreement, should any warranted defects in workmanship or materials be discovered before or after the Closing, Buyer agrees that Buyer's sole remedy therefore is for Seller or Builder to, at Seller's sole and absolute discretion, either repair or replace the defective item. To the extent permitted by applicable law, Seller disclaims any liability for incidental or consequential damages that may arise from a defective item.

20. **Inspection of the Home**. BUYER WILL BE GIVEN A REASONABLE OPPORTUNITY TO INSPECT THE HOME WITH SELLER'S REPRESENTATIVE PRIOR TO CLOSING, AND AT THAT TIME BUYER WILL SIGN A "**NEW HOME ORIENTATION LIST**" STATING ANY DEFECTS IN WORKMANSHIP OR MATERIALS OR INCOMPLETE ITEMS WHICH BUYER DISCOVERS. ANY DEFECTS OR INCOMPLETE ITEMS NOT SO LISTED WHICH ARE APPARENT OR VISIBLE SHALL BE DEEMED ACCEPTED BY BUYER AND ANY CLAIM RELATED THERETO FOREVER WAIVED. IF ANY ITEM LISTED IS ACTUALLY DEFECTIVE IN WORKMANSHIP OR MATERIALS IN SELLER'S OPINION (IN ACCORDANCE WITH CONSTRUCTION STANDARDS PREVALENT FOR A SIMILAR HOME IN THE COUNTY), SELLER WILL BE OBLIGATED TO CORRECT THOSE DEFECTS AT SELLER'S COST WITHIN A REASONABLE PERIOD OF TIME AFTER CLOSING, PROVIDED HOWEVER THAT SELLER'S OBLIGATION TO CORRECT WILL NOT BE A GROUND FOR DEFERRING THE CLOSING, NOR FOR ANY SETOFF, NOR FOR IMPOSING ANY CONDITION ON CLOSING AS LONG AS THE HOME IS HABITABLE. THE ISSUANCE OF A CERTIFICATE OF COMPLETION OR USE SHALL BE CONCLUSIVE EVIDENCE OF HABITABILITY. BUYER SHALL HAVE NO RIGHT TO REQUIRE ESCROWS OR HOLD BACKS OF CLOSING FUNDS OR ANY CASH TO CLOSE, AND NONE WILL BE PERMITTED. IF BUYER FAILS TO TAKE ADVANTAGE OF THE PRE-CLOSING INSPECTION ON THE TIME AND DATE SCHEDULED BY SELLER, BUYER SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO SUBMIT A NEW HOME ORIENTATION LIST TO SELLER.

21. **Natural Disasters**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane, flood, and avalanche. Seller cannot guarantee the Home; its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

22. **Representation of Compliance with OFAC Regulations**: Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("**OFAC**"), including OFAC's Specially-Designated-Nationals ("**SDN**") list and lists of known or suspected terrorist organizations. If Seller identifies or is informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

23. **Agreement not to be Recorded**. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the public records of the county where the Home is located. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud in title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement. Notwithstanding, Seller reserves the right to record this Agreement, any addenda, in its sole and absolute discretion.

24. **Transfer, Assignment and Persons Bound**. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way loses legal control of his/her affairs, this Agreement will bind his/her heirs and legal representatives. If Buyer has received Seller's permission to assign or transfer this Agreement, then Buyer's approved assignees shall be bound by the terms of this Agreement. If more than one person signs this Agreement as Buyer, each such person shall be jointly and severally liable for full performance of all of Buyer's duties and obligations hereunder.

25. **Real Estate Licensure Exemption Disclosure**. Pursuant to Arkansas law, Seller hereby discloses to the Buyer that (1) its sales employees are acting exclusively on behalf of the Seller, which is an Arkansas-licensed residential construction company; and (2) Buyer has a right to be represented by his or her own licensed real estate agent or legal counsel.

26. **Time of the Essence**. Buyer acknowledges that time is of the essence in connection with the transactions contemplated under this Agreement.

27. **Interpretation and Computation of Time**. The use of the masculine gender in this Agreement shall be deemed to refer to the feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever the context so requires. This Agreement reflects the negotiated agreement of the parties. Each party acknowledges that they have been afforded the opportunity to seek competent legal counsel, and each have made an informed choice as to whether or not to be represented by legal counsel. Accordingly, this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of fewer than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

28. **Notice**. Unless expressly set forth otherwise in any particular provision of this Agreement, all written notices required under this Agreement shall be deemed to have been given by a party when delivered to the address identified on Page 1 of this Agreement in one or more of the following methods: (a) when delivered by hand; (b) one day after deposit with a recognized overnight courier service; or (c) when delivered by electronic transmission with electronic confirmation. Buyer is responsible for providing written notice to Seller of any address change. All written notices shall be effective when sent in the manner above even if receipt is refused.

29. **Waiver**. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

30. **Survival**. Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations as set forth in all provisions and disclaimers in this Agreement shall survive (1) the Closing of the purchase of the Home; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party, unless expressly stated otherwise.

31. **Incorporation and Severability**. In the event that any portion of any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be enforceable to the maximum extent allowed by law to give meaning to the parties' intent. In the event that any clause or provision of this Agreement, in its entirety, shall be void and unenforceable, it shall deemed deleted so that the balance of this Agreement is enforceable.

32. **Governing Law**. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Home is located to the extent federal law is not applicable.

33. **Entire Agreement**. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, CO-

OPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE HOME ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS MADE AVAILABLE TO BUYER BY SELLER OR BY THE EXERCISE OF REASONABLE DILIGENCE OR REFERENCED IN THIS AGREEMENT.

34. **Modification**. This Agreement is the entire agreement for the sale and purchase of the Home and once it is signed by both Buyer and Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

35. **Additional Changes**. Notwithstanding Sections 32 and 33 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, to change the terms and provisions of this Agreement to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, developer or declarant, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Sections 32 and 33 of this Agreement, Seller shall have the right to amend this Agreement for development or other purposes, and Buyer consents to all such amendments.

36. **Inducement**. Buyer acknowledges that the sole inducement to close on the purchase of the Home is the Home itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Home will increase in value. Buyer understands and acknowledges that Seller sells homes for personal use and enjoyment. Seller is not making, and does not condone, any representations about future income, profit, or rental potential of any home. Buyer should purchase the Home for personal use and enjoyment without reliance on any future profit, rental income, economic, or tax advantages.

37. **Riders and Addenda**. This Agreement consists of 10 pages and the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement:

Check ([X]) all that apply:

- [X] Rider B
- [X] Master Disclosure and Information Addendum
- [X] Affiliated Business Arrangements Disclosure Statement*
- [X] Purchase Price and Payment Addendum
- [X] Election Form Addendum
- [X] Insulation Addendum
- [X] Energy Addendum
- [X] Addendum Natural and Manmade Products
- [X] Privacy Policy Notice Addendum
- [X] Lennar 1-2-10 Warranty
- [ ] FHA/VA Addendum
- [ ] Change Order Summary
- [X] Cooperating Broker Agreement
- [ ] Existing Home Disclosure
- [ ] Age Compliance Addendum
- [ ] Addendum for Sale of Other Property by Buyer
- [ ] Sales Incentive Addendum
- [ ] ______
- [ ] ______
- [ ] ______

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

SELLER:
Rausch Coleman Homes NWA LLC
a ______

By Signed by: Brandon Strickland 0F69165105A2498...
Title: Authorized Representative Brandon Strickland
Date Signed by Seller: 11/16/2025

Signed by: Arrived Fund Manager, LLC 9C4E8A97A361401...
Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

______
Buyer -
Date ______

______
Buyer -
Date ______

______
Buyer -
Date ______

RIDER B

THIS RIDER B (this "**Rider B**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the fourteenth day of November, 2025, between Arrived Fund Manager, LLC ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider B to the Agreement shall be deemed to include references to this Rider B and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference. In addition to those terms, the following terms shall have the meanings set forth below:

2. **Additional Financing and Closing Costs Disclosures**.

2.1 The Closing agent designated by Seller shall close this transaction and any related mortgage loans, if any. If Buyer desires to employ an attorney to represent Buyer, then Buyer may do so at Buyer's expense.

2.2 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

2.3 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

2.4 Notwithstanding any other provision of the Agreement, Seller has the right to request that any funds paid by Buyer under the Agreement be in the form of certified funds. If so requested by Seller, such certified funds will be delivered within three (3) business days of the request.

2.5 Responsibility for obtaining the loan and for satisfying all conditions made by the Lender with regard to the loan shall rest solely with the Buyer.

3. **Changes to Plans and Specifications**.

3.1 Industry Practice. It is widely observed construction industry practice for pre-construction plans and specifications for any home or building to be changed and adjusted from time to time in order to accommodate on-going site conditions and in the field construction factors. These changes and adjustments are essential in order to permit all components of the Home to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Based on the foregoing, Buyer acknowledges that such changes and adjustments may occur and agrees that it is reasonable and to Buyer's benefit to allow Seller the flexibility to make such changes and adjustments to the Home.

3.2 Seller's Absolute Right to Make Modifications to Plans and Specifications. Seller has the absolute right to make modifications to the plans and specifications for the Home. Without limiting the generality of the foregoing, Buyer specifically agrees that changes in the dimensions of rooms and patios, entrances and terraces, if applicable, and changes in room size, in the locations of windows, doors, walls, partitions, utility lead-ins and outlets (including, but not limited to, electrical, cable television, and telephone), air-conditioning components, lighting fixtures and electrical panel boxes may be made by Seller in its sole discretion, provided however that changes in the layout and dimensions of the Home shall not substantially affect the value of the Home. Such changes may also include, but are not limited to, changes in the building location, setbacks and facing, the building's external configuration, its structural components, its finishes and the landscaping associated therewith.

3.3 Buyer's Acceptance of Actual Floor Plan. Buyer further understands and acknowledges that many of the Homes to be constructed within the Community require floor plans which are opposite (i.e. flipped) mirror images of the model floor plan and Buyer fully understands and accepts the floor plan configuration for the Home and improvements to be constructed within the Home.

3.4 No Warranty for Plans and Specifications on File. Buyer further acknowledges and agrees that (1) the plans and specifications of the Home and the Community on file with the applicable governmental authorities may not be identical in detail to Seller's plans and specifications, and (2) because of the day-to-day nature of the changes described in this Section, the plans and specifications on file with the applicable governmental authorities may not include some or any of these changes (there being no legal requirement to file all changes with such authorities). As a result of the foregoing, Buyer and Seller both acknowledge and agree that the Home and the Community may not be constructed in accordance with the plans and specifications on file with the applicable governmental authorities. Without limiting the generality of the provisions of Rider B, Seller disclaims and Buyer waives any and all express or implied

warranties that construction will be accomplished in compliance with such plans and specifications. Seller has not given and Buyer has not relied on or bargained for any such warranties. In furtherance of the foregoing, in the event of any conflict between the actual construction of the Home and/or the Community, and that which is set forth on the plans and specifications, Buyer agrees that the actual construction shall prevail and to accept the Home and Community as actually constructed (in lieu of what is set forth on the plans and specifications).

4. **Homeowner's Warranty**.

4.1 Warranties. Buyer understands and agrees that Seller is making only those express limited warranties set forth in Seller's warranty booklet (the "**Limited Warranty**") or any other applicable warranty. A copy of the Limited Warranty (or other applicable warranty booklet) is available to Buyer at the time this Addendum is signed; and a copy of the Limited Warranty shall be delivered to Buyer at Closing and a copy of which is available for examination at Seller's office and will, at Buyer's request, be attached as an exhibit to the Agreement. By initialing below, Buyer acknowledges that Buyer has had the opportunity to receive and review the Limited Warranty (or other applicable warranty) prior to execution of the Agreement and that Buyer agreed to be bound by the terms of the Limited Warranty (or other applicable warranty) including any and all binding arbitration provisions. **THE EXPRESS LIMITED WARRANTY AND REMEDIES PROVIDED BY SELLER CONSTITUTE THE EXCLUSIVE WARRANTIES AND REMEDIES TO BE MADE AVAILABLE BY SELLER AND ARE IN PLACE OF ALL OTHER GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS, WHICH ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. TO THE EXTENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THE AGREEMENT RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL.**

4.2 Settlement of Warranty Disputes. Any disputes, claims or controversies relating to any items, problems, defects or difficulties covered by the Limited Warranty shall be resolved pursuant to the dispute settlement provisions contained in the Limited Warranty. The manual that Buyer will receive explains how to contact Seller if Buyer believes that a construction problem exists that may be covered by the warranties discussed in this section. If Buyer is not satisfied with Seller's response to a notice of a possible construction problem, Buyer may notify a Customer Care Supervisor if Buyer believes the possible construction problem is covered by the Limited Warranty. **SELLER LIMITS ITS OBLIGATIONS UNDER THE LIMITED WARRANTY TO REPAIR AND REPLACEMENT OR PAYMENT TO BUYER OF THE REASONABLE COST OF REPAIR OR REPLACEMENT.**

4.3 Manufacturer's Warranty Disclaimer. SELLER ASSIGNS AND PASSES THROUGH TO BUYER THE MANUFACTURERS' WARRANTIES FOR ALL APPLIANCES AND CONSUMER PRODUCTS INCLUDED IN THE HOME AND SELLER MAKES NO WARRANTIES WITH RESPECT THERETO. SELLER DISCLAIMS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, ON ANY APPLIANCE AND CONSUMER PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF USE, FITNESS OF USE, WORKMANSHIP OR QUALITY. SELLER SHALL NOT BE LIABLE FOR ANY DAMAGES OR INJURY TO THE APPLIANCES AND CONSUMER PRODUCTS OR FOR ANY DAMAGES OR INJURY CAUSED BY THE APPLIANCES AND CONSUMER PRODUCTS. THE TERM "**APPLIANCES AND CONSUMER PRODUCTS**" MEANS ALL APPLIANCES, WATER HEATERS, AIR CONDITIONERS, BURGLAR ALARMS, STOVES, REFRIGERATORS, DISHWASHERS AND OTHER ITEMS DEFINED AS CONSUMER PRODUCTS BY 15 U.S.C. § 2301 OR 16 C.F.R. § 702 WHICH ARE OR WILL BE INSTALLED IN THE HOME. SELLER'S DISCLAIMER OF MANUFACTURERS' WARRANTIES DOES NOT LIMIT OR OTHERWISE AFFECT THE WARRANTY OF ANY MANUFACTURER.

5. **Lennar Account Application for Pre-Closing Information and Limited Warranty Service Requests**. Warranty information for the Home is available to Buyer through (i) the Lennar Account Application (the "**Lennar App**"), which can be downloaded to a mobile device, such as a smartphone or tablet, from the Apple App Store (https://shorturl.at/9ljrM) or the Google Play Store (https://shorturl.at/Cy0zZ); and/or (ii) a web based version of the Lennar App that is accessible through a standard web browser (together with the Lennar App as the "**Digital Platform**"). Buyer agrees to download the Lennar App to a mobile device at the time of execution of the Agreement. The Lennar App can also be used to (i) track the progress of the construction of the Home; (ii) chat with customer care representatives; (iii) access educational checklists, maintenance tips and warranty guides for the Home; (iv) view homesite specific details such as homeowners' association information, floorplans and applicable utility services; and (v) if Buyer executes the Agreement digitally, access copies of the Purchase and Sale Agreement documents. Buyer agrees to use the Digital Platform to submit all warranty claims and to schedule warranty-related inspection(s) and repairs for the Home. If Buyer is unable to access the Digital Platform, Seller will provide Buyer with an alternate method for submission of warranty claims upon written request. Seller has the right to change the method of submitting and processing warranty requests in the future provided that any new methods will not unreasonably restrict Buyer's ability to submit a warranty claim. The provisions of this Section will survive Closing.

Buyer's Initials Initial AEML ___________ ___________

6. **Changes, Additions and/or Deletions**. Seller offers optional features in our homes. However, we do not allow custom changes or deletions to our plans. Seller has designed each of the homes with as much attention to detail as possible. However, it is not possible to design homes that will meet the exact needs of every customer without becoming a "custom" builder. Also, once the Home is started, we cannot allow any changes to color selections after the construction stage cutoff dates maintained by Seller for the Homesite referenced herein, as these items are normally pre-ordered at the start of construction. Please review the Agreement for additional provisions relating to this topic.

7. **Use of Other Suppliers and Subcontractors**. Seller, in its sole and absolute discretion, will select the suppliers and subcontractors that will perform the work necessary to construct the Home. Due to the requirements of Seller's liability and workers compensation insurance carriers, as well as Seller's contractual agreements with suppliers and subcontractors, Seller cannot allow the use of any other suppliers or subcontractors who have not been selected by Seller.

8. **Color Selections**. In order to allow sufficient time for our suppliers to order all of the materials to be used in Buyer's new Home, Seller requests that all color selections be finalized prior to the construction stage cutoff dates maintained by Seller for the Homesite referenced herein. All color selections must be done in writing. Verbal selections will not be accepted by Seller.

9. **Third-Party Service Provider**. Buyer understands that in connection with development and/or construction of the Community, Seller may enter into an agreement with one or more third-party service providers, including, but not necessarily limited to, a telecommunication provider, a pest control provider, alarm services contractor, and others (collectively, the "**Third-Party Service Provider**") to provide services to homes in the Community, including the Home. Buyer understands and acknowledges that Seller will no longer pay for the costs to continue providing these services to the Home after Closing and that the Third-Party Service Provider(s) may contact Buyer after Closing to offer continuing or additional services to the Home at an additional cost to Buyer. Buyer further understands and acknowledges that Buyer has no obligation to accept additional or continuing services from a Third Party Provider after Closing and that Seller has no responsibility for the quality or costs charged for any such continuing or additional services that Buyer elects to purchase from the Third-Party Service Provider.

10. **Title Insurance**. Buyer is instructed and encouraged to obtain, at Buyer's cost, an abstract of title for the Home and to have an attorney review it before Closing. Buyer is also instructed and encouraged to obtain, at Buyer's cost, an owner's title policy from any title company of Buyer's choice. If Buyer desires, Buyer may use the title company customarily used by Seller, but it is ultimately Buyer's choice. Please review the Agreement and the Affiliated Business Arrangement Disclosure Statement for additional provisions related to this topic.

11. **Square Footage**. Buyer acknowledges that the total square footage and individual dimensions on the plans and specifications are approximations and should not be construed to indicate certainty. Seller makes no guarantee or warranty regarding the precise or actual square footage of the Home. In this regard, elevations and floor plans are merely conceptual, and actual construction will be done according to the latest available blueprints and may vary, and in all events shall be subject to field adjustments as may be deemed appropriate by Seller. Garage sizes may vary from home to home and may not accommodate all vehicles. Should precise square footage measurements be necessary to Buyer, an architect of Buyer's choosing (and at Buyer's cost) should be consulted.

12. **No Communication with Trade Partners or Physical/Verbal Abuse**. All matters pertaining to the construction of the Home will be performed by Seller and Seller's contractors, subcontractors, and other vendors ("**Trade Partners**"). Buyer is prohibited from instructing or requesting work from the Trade Partners or otherwise hindering the construction of the Home. Buyer will not verbally or physically abuse Seller's Trade Partners, employees, agents, or any other associated personnel, including without limitation, sales, construction or office personnel. Buyer understands and agrees that, during the building process, Buyer's primary contact with Seller is the New Home Consultant.

13. **Loan Lock**. Buyer acknowledges and agrees that Seller is not and will not be responsible for storage and/or moving expenses or expired lock agreements with Buyer's mortgage company. Buyer further understands that all closing dates are approximate dates for completion of the Home.

> 13.1 Buyer understands that the election to lock an interest rate is strictly between Buyer and the mortgage lender. Due to variations in construction schedules, Seller prohibits the offering of any advice or recommendations regarding the decision to lock interest rates.
>
> 13.2 Buyer acknowledges and agrees that Seller is not responsible should Buyer's loan lock expire before closing of escrow. Buyer further acknowledges and agrees that failure to close escrow resulting from a change in mortgage rates may be considered a breach of contract per the terms of the Agreement.

14. **Cooperation with Closing Agent**. Buyer agrees to promptly provide closing agent all information and documentation that either closing agent or the title insurance company is required to obtain by law, including any requirements of the U.S. Department of the Treasury. Buyer's failure to cooperate with or provide information to the closing agent or otherwise comply with U.S. Department of the Treasury requirements shall be a default.

15. **Subsequent Payment of Initial Deposit**. If Buyer has not already paid the Initial Deposit at the time Seller accepts the Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of when this Agreement is accepted by Seller ("**Subsequent Payment**"). When a Subsequent Payment is required, any provisions in the Agreement which state that an Initial Deposit has already been provided to or received by Seller are revised to state that Buyer has chosen a method of payment that will require Buyer to make a Subsequent Payment.

16. **Debit/Credit Card Deposit**. If Buyer makes the Initial Deposit using a credit or debit card ("**Card Deposit**"), Buyer will, upon Seller's request, provide the last 4-digits of the card to Seller and the title company conducting the Closing. At least one person that is a Buyer must be the cardholder. If the card deposit is a credit card deposit, it is subject to Seller's acceptance. Buyer must provide evidence to Buyer's lender no later than (10) business days prior to Closing that the credit card deposit has been paid off out of Buyer's own funds. Such evidence shall include, but is not limited to, credit card and bank statements.

17. **Further Actions**. Buyer and Seller will execute all instructions and documents required to correct any clerical errors or to effectuate the purchase and sale contemplated by this Agreement.

18. **Buyer Releases Seller from Damages Caused by Buyer Improvements and Alterations**. Before Buyer installs any post-closing improvements to or on the Homesite including, but not limited to, pools, spas, planters, sidewalks, decks, patios, patio covers, room additions, sprinklers, landscaping, and other alterations (collectively "**Buyer Improvements**"), Buyer agrees to retain all appropriate professional consultants including a licensed architect and a civil, soil or structural engineer ("**Buyer Improvement Experts**") and to design and construct the Buyer Improvements in accordance with such experts' advice and specifications as well as all local building codes and processes. The Homesite was designed and constructed to support the residence and any Homesite improvements delivered with the residence (collectively, "**Seller Delivered Improvements**"), with the expectation that Buyer will consult such Buyer Improvement Experts before designing or constructing any Buyer Improvements. Even if Buyer takes such steps, Buyer should expect that Buyer Improvements may be damaged or cause damages to the Homesite and Seller Delivered Improvements, and may cause issues such as subsidence, earth movement, foundation cracks and failure, slab/foundation tilt, deflection, erosion, improper drainage, lateral fill extension, slope creep, corrosion, spalling, efflorescence, and water intrusion which can cause major damages to the Buyer Improvements, Seller Delivered Improvements, and Homesite.

Buyer assumes all risks relating to Buyer Improvements and releases and waives all deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") against Seller and its affiliates, and the officers, directors, employees, contractors, consultants and agents of each of them ("**Released Parties**") arising from or in any way related to Buyer Improvements, including Claims for bodily injury, death, property damage, economic loss, and diminution in value including Claims that may not be anticipated at this time. To the extent such damages to the Seller Delivered Improvements or Homesite arise out of or relate to Buyer Improvements, any express warranties provided by Seller on the damaged components are void and released by Buyer unless such warranties are required by law and are not permitted to be modified or released.

19. **Counterparts**. This Rider B shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider B electronically to the other party.

20. **Conflicts**. In the event of any conflict between this Rider B and the Agreement, this Rider B shall control. In all other respects, the Agreement shall remain in full force and effect.

21. **Entire Agreement**. The Agreement, together with this Rider B and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider B or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC	Buyer -
Date 11/14/2025	Date
Buyer -	Buyer -
Date	Date

SELLER:
Rausch Coleman Homes NWA LLC
a

Signed by:
By Brandon Strickland
0F69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

ELECTION FORM ADDENDUM

THIS ELECTION FORM ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the fourteenth day of November, 2025 between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ________ in Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Affiliated Business**. Seller has given Buyer notice in the Affiliated Business Arrangement Disclosure Statement that Seller has business relationships with Lennar Mortgage, LLC ("**Lennar Mortgage**") and Lennar Title Agency, LLC ("**Lennar Title**"). Buyer understands and acknowledges that if Buyer elects to use Lennar Title, Lennar Title may issue title insurance through various underwriters including Title Resources Guaranty Company, an entity in which the Seller owns an equity interest Buyer is hereby informed that Buyer is not obligated to use an affiliated business of Seller as a condition to the sale of the Home.

3. **Incentives for Use of Affiliated Business**.

3.1 By checking one of the boxes below and initialing below the selected text, Buyer hereby selects the lender that Buyer will use in connection with the purchase of the Home.

3.1.1 ☐ Buyer elects to use Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and Lennar Title.

3.1.2 ☒ Buyer intends to purchase the Home without financing, but elects to use Lennar Title as its title company.

Buyer's Initials AFML ____________

3.1.3 ☐ Buyer elects to use a Lender other than Lennar Mortgage, but elects to use Lennar Title as its title company.

3.1.4 ☐ Buyer elects to use Lennar Mortgage as its Lender, but elects to use a title company other than Lennar Title.

3.1.5 ☐ Buyer elects to use a Lender other than Lennar Mortgage and a title company other than Lennar Title.

3.1.6 ☐ Buyer intends to purchase the Home without financing, and elects to use a title company other than Lennar Title.

3.2 If Buyer uses Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and Lennar Title, the following incentive(s) shall be applied at Closing and referred to herein, individually as the "**Incentive**" and collectively, as the "**Incentives**."

Buyer's entitlement to the Incentives are contingent upon Buyer's use of Lennar Mortgage as indicated above. The Incentive shall be applied to costs in an order determined by Seller in its sole discretion. Buyer may change Buyer's selection at a later date (*e.g.*, elect to use Lennar Mortgage).

4. **Deposit and Disbursement of Funds**. Buyer and Seller agree that that any funds received in escrow by Lennar Title shall be deposited with other escrow funds in general escrow accounts in a federally insured financial institution ("**depositories**"). As a result of Lennar Title maintaining its general escrow accounts with the depositories, Lennar Title may receive certain financial benefits such as an array of bank services, including interest on deposit balances, accommodations, loans or other business benefits from the depositories ("**Collateral Benefits**"). All Collateral Benefits shall accrue to the sole benefit of Lennar Title and Lennar Title shall have no obligation to account to the parties to this escrow for the value of any such Collateral Benefits. Buyer and Seller hereby consent to the Collateral Benefits accruing to Lennar Title and confirm that they agree to the transfer of accrued interest (only) from Lennar Title's escrow account to another acceptable account per state law. Any such Collateral Benefits shall be deemed additional compensation earned by Lennar Title for its services as escrow holder and will not affect any deposit or funds of the Buyer or Seller.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Rausch Coleman Homes NWA LLC
a

Signed by:
By Brandon Strickland
0F69185105A2498...
Title: Authorized Representative Brandon Strickland
Date Signed by Seller: 11/16/2025

Affiliated Business Arrangement Disclosure Statement

BUYER: Arrived Fund Manager, LLC

REFERRING PARTY/SELLER: Rausch Coleman Homes NWA LLC

PROPERTY: 2644 E. Gila Way Fayetteville AR 72701

DATE: 11/14/2025

This is to give notice that Referring Party/Seller (Seller) has business relationships with the companies listed in the boxes below. Specifically, Seller is, directly or indirectly, wholly owned by Lennar Corporation. Lennar Corporation (i) owns, directly or indirectly, 100% of Lennar Mortgage, LLC and Lennar Title, Inc.; (ii) indirectly has a minority ownership interest of less than 10% in Title Resources Guaranty Company (iii) indirectly has at least an 80% ownership interest in Lennar Insurance Agency, LLC; and (iv) indirectly has a minority ownership interest of less than 5% in Opendoor Labs, Inc. Because of these relationships, this referral of services may provide Seller a financial or other benefit.

Set forth below are the types of settlement services offered by these affiliated companies and the estimated charge or range of charges generally required by these companies for such settlement services. You are NOT required to use any of the companies listed above as a condition to the purchase of the property.

THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE YOU ARE RECEIVING THE BEST SERVICES AND RATE FOR SUCH SERVICES.

Provider and Settlement Services/Estimated Range of Charges

MORTGAGE

Lennar Mortgage, LLC arranges and makes mortgage loans and the following are estimated mortgage loan related charges or range of charges **(not all of the charges may apply):**

Description of Settlement Service	Range of Charges
Origination Charges	
% of Loan Amount (Points)	0% - 3% (of the loan amount)
Loan Origination Fee	0% - 2% (of the loan amount)
Processing Fee	$0 - $875
Underwriting Fee	$0 - $900
Appraisal Fee Paid to Appraiser	$0 - $1000
Final Inspection Fee Paid to Appraiser	$0 - $250
Flood Certification Fee Paid to Outside Company	$0 - $8

NOTE: The actual fees charged may vary based on the size of your loan, loan program and interest rate you choose. There also will be other third-party charges. You will receive a Loan Estimate when you apply for your mortgage loan that will give you an estimate of all anticipated charges.

Affiliated Business Arrangement Disclosure Statement

TITLE

Lennar Title, Inc. (Lennar Title) provides closing services and title insurance through numerous underwriters, one of which is **Title Resources Guaranty Company**. The following are estimated charges or range of charges for the settlement services listed:

Description of Settlement Service	Range of Charges*
Owner's Policy (Standard Coverage):	$300 - $1,030 for purchase price between $0 - $200,000
	$1036 - $1948 for purchase price between $201,000 - $400,000
	$1,952 - $2,388 for purchase price between $401,000 - $500,000
	$2,392 - $2,763 for purchase price between $501,000 - $600,000
	$2,767 - $3,138 for purchase price between $601,000 - $700,000
	$3,142 - $3,513 for purchase price between $701,000 - $800,000
	$3,517 - $3,888 for purchase price between $801,000 - $900,000
	$3,892 - $4,263 for purchase price between $901,000 - $1,000,000

ALTA Homeowner's Policy (enhanced coverage) available for an additional 20% premium

Loan Policy (Standard Coverage):	$275 - $670 for loan amount between $0 - $200,000
	$674 - $1,295 for loan amount between $201,000 - $400,000
	$1,299 - $1,600 for loan amount between $401,000 - $500,000
	$1,603 - $1,870 for loan amount between $501,000 - $600,000
	$1,873 - $2,140 for loan amount between $601,000 - $700,000
	$2,143 - $2,410 for loan amount between $701,000 - $800,000
	$2,413 - $2,680 for loan amount between $801,000 - $900,000
	$2,683 - $2,950 for loan amount between $901,000 - $1,000,000

Loan Simultaneous Issue Fee:	$200 per Standard Coverage Loan Policy issued
Endorsements:	$0% - 25% of basic rate each (depending on coverage requested)
Closing Protection Letter:	$50 per letter
Title Search:	$80 - $225
Title Examination Fee:	$495
Title Binder/Commitment Fee:	$145
E-Recording Service Fee:	$3 - $15
Closing Fee:	$235 - $500
Lien/Tax Certification:	$20 - $50
Overnight/Courier Fee:	$75
Remote Online Notary Fee:	$195
Independent Notary Fee:	$150 - $200
Deed Preparation	$125

***NOTE**: Charges vary by type of coverage; Additional fees may apply for more than one loan. For alternative coverage charges or coverage amounts exceeding the above published rates, please contact Lennar Title, Inc. for a quote.

INSURANCE

Lennar Insurance Agency, LLC (Lennar Insurance Agency) is an insurance agent that provides, among other products, homeowner's/hazard and flood insurance. Set forth below are the estimated range of charges by Lennar Insurance Agency for the settlement services listed.

Description of Settlement Service	Range of Charges - Annual Premium
Homeowner's/Hazard Insurance	0.2% - 2.5% of purchase price amount
Flood Insurance	0.1% - 0.5% of purchase price amount

NOTE: The above premium ranges for homeowner's/hazard and flood insurance are from Lennar Insurance Agency. If enhancements to the standard policy such as increased limits, scheduled articles, and/or earthquake coverage are required, the premium may increase. Actual quote and acceptance by Lennar Insurance Agency is subject to Lennar Insurance Agency's application of their underwriting guidelines, including but not limited to verification of your credit score and previous loss history. Of course, the cost of your insurance may vary due to many factors including, without limitation, the size, location and cost of your home.

Affiliated Business Arrangement Disclosure Statement

SALE OF EXISTING HOME

Opendoor Labs, Inc. d/b/a Opendoor offers programs to buy existing homes from homeowners.

Description of Settlement Service	Range of Charges*
Opendoor Service Charge (real estate transaction cost associated with purchase of home)	6% - 16% of home sales price

* The amount of the Opendoor Service Charge varies based on the individual property and current market conditions and does not include any upfront repair costs that may be required. There will also be other closing costs imposed by third parties related to the settlement of the sale. Contact Opendoor to obtain an offer that includes an estimate of all anticipated charges.

Acknowledgment

I/we have read this notice and understand that the Seller is referring me/us to purchase the above described settlement services and may receive a financial or other benefit as a result of this referral.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date ______

Buyer -
Date ______

Buyer -
Date ______

SELLER: Rausch Coleman Homes NWA LLC

Signed by:
Brandon Strickland
0F69165105A2498...

Authorized Representative of Seller - Brandon Strickland
Date 11/16/2025

INSULATION ADDENDUM

THIS INSULATION ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the Fourteenth day of November, 2025, between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Insulation**. Pursuant to Title 16, Chapter I, Section 460.16 of the Code of Federal Regulations, the insulation that is or will be installed where conditioned space meets unconditioned space is as follows and will, according to the manufacturer, yield the R-values stated:

Location	Type	Thickness	R-Value
exterior walls of improved living areas	Fiberglass Batt	3.625 inches	13
ceilings in improved living areas	Blown	12 inches	30
floors of improved living areas not applied to a slab foundation	Expanded Polystyrene Board	1 inch	5
other insulated areas	Fiberglass Batt	6.75 inches	22

If so indicated above, fiberglass (also known as glass wool) is/will be used for insulation. The U.S. Department of Health and Human Services ("**HHS**") has listed fiberglass as a substance "which may reasonably be anticipated to be a carcinogen." This listing identifies substances selected for further study because of their potential carcinogenic risk but is not an assessment by HHS that there is a causal connection between fiberglass and human cancer. The listing does not establish that fiberglass presents a risk to persons in their daily lives.

3. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

4. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

5. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC	Buyer -
Date 11/14/2025	Date
Buyer -	Buyer -
Date	Date

SELLER:
Rausch Coleman Homes NWA LLC

Signed by:
By Brandon Strickland
0F69165105A2498...
Title: Authorized Representative Brandon Strickland
Date Signed by Seller: 11/16/2025

ADDENDUM FOR NATURAL AND MANMADE PRODUCTS

THIS ADDENDUM FOR NATURAL AND MANMADE PRODUCTS (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the Fourteenth day of November, 2025, between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Exterior Brick and Natural Stone Flooring and Countertops**. Natural stones ("**Natural Stone**") and bricks ("**Brick**") with varying colors and mineral compositions are found in quarries throughout the world. Natural Stone and/or Brick including, without limitation, marble and granite stone types, are therefore products of nature and vary in color, markings, shade, and texture. Buyer acknowledges that neither Natural Stone nor Brick is uniform and that Seller can make no guarantees regarding the color, markings, shade, and texture of the Natural Stone or Brick to be used in the Home. Buyer further acknowledges and Seller makes the following disclosures regarding the Natural Stone to be used/installed in Buyer's Home:

2.1 Cleaning. Care should be exercised when cleaning Natural Stone. No chemicals should be used to clean stone other than those cleaners specifically designed to clean Stone.

2.2 Natural Inconsistencies. Natural Stone contains natural inconsistencies which will be present in Natural Stone flooring and/or countertops in the Home; such natural inconsistencies are normal and are not defects.

2.3 Edges and Corners. There may be changes in the patterning of Natural Stone from one edge or corner of the flooring or countertop to another edge or corner; such changes in patterning is normal and is not a defect.

2.4 Fissures and Pits. Natural Stone may contain fissures and pits that occur naturally and may appear as a small hole or recess; such fissures and pits are not cracks or defects.

2.5 Spots, Freckles, and Rust. Spots, freckles, and/or rust may appear in Natural Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Natural Stone; such spots, freckles, and rust are not defects.

2.6 Seams. Natural Stone is almost never seamless due to the techniques employed to cut the slab of Natural Stone in a way that preserves the maximum beauty of such Natural Stone. Pieces of Natural Stone must therefore be fitted together and the Natural Stone used in the Home will not be seamless and may have visible seams, which are not defects.

2.7 Wallboard and Plaster. Natural Stone is cut by machine to be straight. Irregularities occurring in the Home may mean that the installer has to force pieces of Natural Stone into the wallboard or plaster during installation to compensate for the irregularities. Shims, caulking and putty may be used to fill imperfections in walls and floors in order to install Natural Stone flooring and countertops. There may be such shims, caulking and/or putty in the Natural Stone used in the Home, which shims, caulking and/or putty are used to enhance the installation and are not defects.

2.8 Staining. Natural Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

2.9 Sink Cabinet. The cabinet directly under the sink may be six (6) inches larger than the sink, as a sink of larger size will preclude adjustment of seams and edges of Natural Stone countertop and may result in a deterioration of the Natural Stone countertop.

3. **Mortar and Selection of Color and Type of Brick or Natural Stone**. Buyer acknowledges that only one color of mortar is available, and that there are no other colors from which to choose. Buyer further acknowledges that the Brick and/or Natural Stone types selected by Buyer, or that has been selected prior to Buyer's purchase of Home, is final and that no deviations are allowed.

4. **Cabinet Stain Color**. Cabinet stain colors may vary from home-to-home as well as from cabinet-to-cabinet. Buyer acknowledges that same and/or similar types of wood are not man-made and, as such, variations in grain, knots, color, texture and overall appearance may occur. Buyer further acknowledges that stain color on handrail variations may and sometimes do occur due to the aforementioned factors.

5. **Manmade Products**. The Home may include one or more of the following manmade products: carpet, tile and wood flooring; wall and pool wet area tiles; wood cabinets; cultured marble tubs, sinks and countertops; roof tiles; stamped concrete and paver driveways. Buyer acknowledges and agrees that shade variations are inherent in manmade products. Colors of actual manmade products may vary from samples or catalogues and slight color variations may exist from different product runs. Buyer acknowledges that Seller makes no representations or

guarantees regarding the color, markings, shade, and texture of the manmade products, or to the suitability or maintenance of any manmade products in the Home. Buyer acknowledges and Seller makes the following disclosures regarding the manmade products to be used/installed in the Home.

5.1 **Bathroom Fixtures**. There may be a variation in shading between bathroom fixtures within the same room, including commodes, sinks, countertops, tubs, and towel bars.

5.2 **Exterior Finish**. Seller may provide an exterior decorative finish with a painted surface. The exterior decorative coating is not a waterproofing material. The proper application of paint and caulking of joints over cement based material and decorative wood components provide for the moisture resistant qualities of the exterior surface of the Home. Buyer acknowledges that repainting of the Home will likely be required at least every five years.

5.3 **Ceramic Tile**. Normal slab settlement may crack ceramic tile and the physical characteristics are conducive to chipping after installation by a number of different causes; subsequent chipping and cracking is unavoidable and not a warrantable item. Buyer will have the opportunity to inspect the Home prior to Closing and Seller requests that Buyer examine any tile floor closely at this time.

5.4 **Wooden Laminate Cabinets**. Wooden laminate cabinets are a popular selection of cabinetry in the home building industry. As the technological and manufacturing processes continue to emerge, what may appear to be a particular species of wood, (i.e., birch, oak, walnut, etc.) may in fact be a veneer over a composition product; stained and finished to resemble a specific species of wood. Buyer acknowledges that wooden laminate cabinets may be manufactured with various manmade products and/or product names used in the manufacturing process. As with other natural materials, wooden laminate cabinets will be affected by environmental factors such as natural and artificial lighting, so Buyer may see the color of such cabinets gradually change and mellow over time. Seams will be visible in the framework of all face frame cabinets, if applicable.

5.5 **Paver Driveway and Walk**. Pavers are an interlocking system supported by the existing earth. White mason sand is used to space the pavers and is meant to wash out in a short time. Pavers are not meant to have grout or mortar joints. Variations in the plane or levelness are expected and normal. The vast majority of elevation variances occur during the first year following installation. Buyer acknowledges that the pavers used to construct the Home's driveway and walk may be rustic, and no two paving stones are identical in color, texture or finish. Due to normal manufacturing, shipping, handling and installation, pavers may have abrasions, marks and minor staining. Normal weathering can also change the color and texture of the pavers. The most popular finish to be applied to paving stones is a clear sealer. Sealing also helps reduce effervescence, weathering, the penetration of permanent stains and normal wear and tear. The sealing of pavers is a normal maintenance function. Buyer should have a professional install any sealer. Seller recommends that Buyer not install any sealer until Buyer has occupied the Home for thirty (30) days to allow pavers to properly cure. Buyer further acknowledges that the paving stones at the models have not been sealed and have been left in their original condition.

6. **Manmade Stone**. At the option of the Buyer, the Home may include Manmade Stone ("**Manmade Stone**") on the exterior of the Home. Buyer acknowledges and Seller makes the following disclosures regarding the Manmade Stone to be installed on the Home: the Manmade Stone is (i) not a naturally-occurring stone and (ii) is not a waterproofing material. Buyer further acknowledges and Seller makes the following disclosures regarding the Manmade Stone to be used/installed as part of the Home:

6.1 Seller may provide an exterior decorative finish with a painted surface. The exterior decorative coating is not a waterproofing material. The proper application of paint and caulking of joints over cement based material and decorative wood components provide for the moisture resistant qualities of the exterior surface of the Home. Buyer acknowledges that repainting of the Home will likely be required at least every five years.

6.2 Buyer acknowledges and agrees that shade variations are inherent in Manmade Stone. Colors of the Manmade Stone may vary from samples or catalogues and slight color variations may exist from different product runs. Buyer acknowledges that the Manmade Stone is not uniform and Seller makes no representations or guarantees regarding the color, markings, shade, and texture of the Manmade Stone, or to the suitability or maintenance of any Manmade Stone that is made a part of the Home.

6.3 Care should be exercised when cleaning Manmade Stone. No chemicals should be used to clean Manmade Stone other than those cleaners specifically designed to clean Manmade Stone.

6.4 Spots, freckles, and/or rust may appear in Manmade Stone from time to time, and may appear as a concentration and/or random aberration of color in a particular area of the surface of Manmade Stone; such spots, freckles, and rust are not defects.

6.5 Manmade Stone may stain and such staining is not a defect. As a preventative measure, but not as absolute protection from staining, Manmade Stone should be sealed with the appropriate sealant, using the appropriate technique, after every six (6) months of normal use.

7. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and

given as of the date and time of the transmission of this Addendum electronically to the other party.

8. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

9. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Rausch Coleman Homes NWA LLC
a

By Signed by: Brandon Strickland
0E69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

ENERGY ADDENDUM

THIS ENERGY ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the Fourteenth day of November, 2025, between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Energy Claims**. In the marketing of the Home/Unit, certain verbal or written statements may have been made, including but not limited to statements contained in advertising and marketing material, relating to the energy efficiency, energy consumption, energy savings or energy costs of the Home/Unit. Buyer acknowledges that any such statements were estimates only, were developed by third parties based upon the design of the Home/Unit and/or various indices, and were not a material inducement to purchase the Home. Actual Home/Unit energy efficiencies or savings will vary due to, among numerous other factors, construction variances, floor plan, occupancy, appliance usage, thermostat settings, weather conditions, maintenance and orientation of the Home/Unit. Seller provides no guarantee of energy efficiencies or savings that will be achieved by each homeowner.

3. **Certification Program**. In connection with the sale of the Home/Unit, Seller may have used a third party to certify that the Home/Unit was designed to certain guidelines, ratings, or efficiencies ("**Certification Program**"). Seller makes no representations or warranties regarding any aspect of the Certification Program. Buyer acknowledges that the third party certification may be based upon estimates, averages, or other analytical methods and not necessarily inspection or testing of the Home/Unit.

4. **HERS Index (Only Applicable to Homes with a HERS Index Rating)**. If the Home has a HERS Index Rating, a third party Home Energy Rater uses an energy efficiency software package to perform an energy analysis of the home's design based on an analysis of the home's plans. This analysis yields a projected, pre-construction HERS ("**Home Energy Rating System**") Index. The HERS Index is a scoring system established by the Residential Energy Services Network ("**RESNET**") in which a home built to the specifications of the HERS Reference Home (based on the 2006 International Energy Conservation Code) scores a HERS Index of 100, while a net zero energy home scores a HERS Index of 0. The lower a home's HERS Index, the more energy efficient it is in comparison to the HERS Reference Home. Each 1-point decrease in the HERS Index corresponds to an estimated 1% increase in energy efficiency compared to the HERS Reference Home. For any home with a HERS Index rating, the Buyer understands and agrees that the rating is not to be construed as a guarantee of energy savings or consumption levels. Seller makes no representations or warranties regarding the accuracy of the HERS Index.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...
Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date ______________________

Buyer -
Date ______________________

Buyer -
Date ______________________

SELLER:
Rausch Coleman Homes NWA LLC
a ______________________

Signed by:
By Brandon Strickland
0E69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

RIVERSIDE VILLAGE
MASTER DISCLOSURE AND INFORMATION ADDENDUM
TO PURCHASE AND SALE AGREEMENT

THIS MASTER DISCLOSURE AND INFORMATION ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the fourteenth day of November, 2025, between Arrived Fund Manager, LLC ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______, of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Community**. This Addendum explains certain terms which are applicable to the purchase of homes within the Community. Builders other than Seller may build homes in the Community. Other builders may be added or deleted from the list of builders in the future. Seller, and any other builder in the Community, shall have the right, without notice to Buyer, to make changes to, among other things, homesite sizes, number of homes being built, size and style of homes being built, features and materials in homes being built, prices of homes (whether more or less than currently published), price per square foot of homes (whether more or less than currently published), number and size of homesites, street layout, amenity layout, and usage, location, size and number of trees, bushes and other foliage (current and future), and any other items or uses which are currently planned for the Community. Seller makes no representations or warranties that Seller will be the exclusive builder or developer in the Community or that the Community will be built out exactly as currently planned, and, if the Seller is the developer of the Community, Seller expressly reserves the right to make whatever changes it deems necessary relating to future development or build out of the Community. Any current maps or other materials showing any final or projected community development may be modified or updated in the future.

SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES WITH REGARD TO THE DEVELOPMENT OF HOMESITES IN AND AROUND THE COMMUNITY. HOMESITES IN AND AROUND THE COMMUNITY MAY REMAIN UNDEVELOPED. BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO SELLER BEING THE SOLE OR EXCLUSIVE BUILDER WITHIN THE COMMUNITY. SELLER HAS MADE NO REPRESENTATIONS OR PROVIDED ANY ASSURANCES, STATED, IMPLIED, OR OTHERWISE WITH REGARD TO DEVELOPER OF THE COMMUNITY, SELLER, AND/OR OTHER BUILDERS IN THE COMMUNITY CONTINUING TO BUILD IN THE COMMUNITY THROUGH FINAL BUILDOUT AND/OR BUILDING UPON ANY UNDEVELOPED HOMESITE(S). FURTHERMORE, IT IS UNDERSTOOD THAT NO REPRESENTATIONS, ESTIMATES OR PROJECTIONS HAVE BEEN CONVEYED REGARDING THE FINAL BUILDOUT TIME OF ANY UNDEVELOPED HOMESITE(S) OR THE OVERALL COMPLETION SCHEDULE OF THIS COMMUNITY. BUYER ACKNOWLEDGES THAT SELLER CONSTANTLY EVALUATES THE PRICING, DESIGNS, PRODUCT MIX AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER SELLER WILL CONTINUE TO BUILD HOMES WITHIN THE COMMUNITY AND BUYER IS NOT RELYING UPON ANY OF THE FOREGOING IN DECIDING TO PURCHASE THE PROPERTY.

3. **Financing and Closing Costs Disclosures**.

3.1 If Buyer desires to employ an attorney to represent Buyer, then Buyer may do so at Buyer's expense.

3.2 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

3.3 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

3.4 Responsibility for obtaining the loan and for satisfying all conditions made by the lender with regard to the loan shall rest solely with the Buyer.

4. **Document Book**. Buyer acknowledges receipt of the "**Document Book**" for the Community as follows:

4.1 Buyer acknowledges receipt of, and agrees to be bound by, the Declaration of Covenants, Conditions, and Restrictions for the Community (the "**Declaration**"), the Articles of Incorporation, By-Laws and any Rules and Regulations of the homeowners association(s) for the Community ("**Association**"), all as amended and supplemented from time to time (collectively, the "**Community Documents**"). Buyer

acknowledges and agrees that title to the Property will be subject to the Community Documents.

4.2 The Property will be subject to certain deed restrictions as reflected in the Special Warranty Deed executed by Seller and furnished to Buyer at Closing. The deed restrictions run with the Property and require, among other things, that Buyer give Seller (i) notice of Seller's defaults or any Claim (as defined therein) after Closing and (ii) an opportunity to inspect and cure defects in the Property.

4.3 Buyer acknowledges that the Document Book may contain additional provisions, that may not be specified herein, which restrict Buyer's use of the Property. Buyer further acknowledges the provisions of the Document Book and any such restrictions contained therein are fair and reasonable.

5. **Association Memberships**.

5.1 Upon conveyance and recording of the Deed to the Property, Buyer will become a member of the Association. **Buyer agrees to accept the liability and obligations of such membership. Buyer understands that as a member of the Association, Buyer will be required to pay Assessments (as defined in the Document Book) for the maintenance of the Common Areas (as defined in the Document Book) and for such other uses and purposes as are provided for in the Document Book. Buyer also understands and agrees that a failure to pay Assessments when due could cause the Association to record a lien on the Property and to foreclose such lien. Assessments are subject to change, which may include additional increases in the manner currently provided for in the Document Book**. Seller, the Association, and any other builder cannot estimate the amount or frequency of any such increase.

5.2 Buyer acknowledges that nominees of Seller or the developer of the Community may serve as the officers and directors of the Association. The officers and directors and the management company, which may be an affiliate of Seller, are authorized by Buyer to act for and on the behalf of the Association. To the extent authorized in the Community Documents, Seller may, but is not required to, advance monies to the Association for operations. In the event such advances are made, they will be considered a loan from Seller, and the Association will be obligated to repay such advances.

5.3 To the extent provided for in the Community Documents, Buyer acknowledges that all new construction and modifications of existing construction and exteriors of improvements within the Community are subject to the prior written approval of the Architectural Control Committee of the Association (the "**ACC**"). Buyer agrees to comply with all rules and regulations of the ACC, as the same may be amended and exist from time to time. Buyer should review the Community Documents to determine what improvements to a homesite are or are not permitted to be made without the prior approval of the ACC.

6. **Community Charges**. In addition to the Closing Costs set forth in the Agreement, Buyer may also be required to pay the following additional Closing Costs respecting the Community as set forth in the Document Book and/or Agreement:

6.1 Association Assessments. Assessments payable to the Association ("**Association Assessments**") will be prorated for the month in which the Closing occurs (based on the then current Association Assessments at the time of closing). Buyer understands that the estimated operating budget for the Association is only an estimate of what it will cost to run the Association. The Association may make changes in the budget at any time to cover increases or decreases in expenses or estimates in the budget. Without limiting the generality of this section, those changes will not give Buyer any right to cancel the Agreement.

6.2 Additional Assessments. Buyer acknowledges that there may be additional Assessments with regard to this Community, including, but not necessarily limited to a resale certificate fee, capitalization fee, and/or transfer fee. For more information on those additional Assessments, please refer to the Document Book.

7. **Community Access/Gates**. Unless otherwise specified in the Document Book or on the plat, the Community is not a gated community and the roads in the Community are public.

8. **Building and Use Restrictions**. Every homesite is subject to building and use restrictions as set forth in the Document Book. These restrictions are subject to change without notice. Building and use restrictions may affect, among other things, residential and nonresidential uses, building specifications, accessory structures, nuisance, home occupancy, signage, antennas, satellite dishes, animals, driveways, vehicle parking, rubbish, utility and drainage easements, clothes lines, fences, special rights of Seller, any developer and homebuilder(s), leases and restoration of homesites. Buyer should carefully review the Document Book.

9. **Building Codes and Ordinances**. Every county or municipality has building codes and other ordinances that regulate what is permissible within its jurisdictional limits. Buyer should contact the city or town in which the Property is located prior to making changes to the Property for further information concerning local codes and ordinances. Seller is not responsible for notifying Buyer, or any other homeowner, of the content or restrictions contained in any local codes or ordinances.

10. **Pet Restrictions**. Buyer understands that the only pets allowed in the Community are those which are in accordance with the restrictions contained in the Community Documents or any amendments thereto. For more

information about pet restrictions, Buyer should refer to the Declaration contained in the Document Book. Buyer also acknowledges that pets may also be restricted by applicable state or municipal laws and regulations, and agrees to abide by the same.

11. **Flood Zone**. Seller makes no representations relating to whether the Property resides in any flood zone. Flood zone designations may change from time to time and Buyer should not rely on oral representations as to the flood zone status of the Property and should visit www.fema.gov and/or the county or city flood map website where the Property is located. Mortgage lenders will typically require the issuance of flood insurance as a requirement for financing, which insurance must be present at Closing. Seller recommends that each Buyer of a Property protect his/her Property by obtaining proper insurance coverage. It is possible, however, for Buyer to submit documentation to the Federal Emergency Management Agency ("**FEMA**") to have the Property re-classified by FEMA, whereby the mortgage lender may have the option to waive the requirement of flood insurance. Buyer is solely responsible for the submission to FEMA for such re-classification and any and all expenses related to such submission. Further, Buyer acknowledges and understands that the waiver of flood insurance is at the sole discretion of the mortgage lender.

12. **Short-Term Rentals.** Buyer acknowledges that homes in the Community may be rented for any length of time, subject to restrictions set forth in the Document Book, restrictions of local government authorities, or other rental restrictions applicable to the community. For more information, Seller encourages Buyer to review the Document Book and to contact the Association and the applicable local government authorities.

13. **Rentals**. From time to time, Seller may market and sell homes in the Community to investors or to buyers who may not occupy their homes as their primary residence. Seller may also elect to lease, rather than sell, some or all of the homes that it owns within the Community. Consequently, homes in the Community may be leased to or occupied by persons other than their owners.

14. **Gang/Cluster Mailboxes**. Buyer hereby acknowledges that the mailboxes serving the homes in Community will be installed as "gang/cluster mailboxes" on the Common Areas. Individual mailboxes will not be installed separately on the Property or on any other individual homesites in the Community. Neither Seller nor the developer of the Community nor the Association will be responsible for any issues whatsoever, including any inconvenience to Buyer which might result from the location, installation, maintenance and use of gang/cluster mailboxes, or the delivery and pick up of mail to and from such gang/cluster mailboxes in the Community, as may be required by the United States Postal Service.

15. **Utilities and Drainage on the Property**.

15.1 Drainage and Utility Structures. Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals, cable television pedestals and supply boxes, and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever.

15.2 Drainage and Utility Easements. An easement is the right of someone other than the land owner to use a portion of the land for a limited purpose. There are public utility and drainage easements along the perimeter of every homesite in the Community. These easements are dedicated in and shown on the recorded subdivision plats for the Community. The easements on each homesite are also shown on the individual setback and easement survey for each homesite. Nothing may be done in any utility and drainage easement area to impede the drainage of surface water or to interfere with the installation, maintenance and repair of utility lines and structures. Play structures, landscaping, accessory structures (such as small sheds) or other improvements may not be installed in the drainage and utility easement areas, because they might change the drainage pattern and/or might have to be removed, at the homeowner's expense, in order to maintain underground utility lines. No trash, waste, soil, leaves, grass clippings, or other offensive materials may be placed or stored within these easement areas. Each homeowner is required to maintain that portion of his or her yard that lies within the drainage and utility easements. An exception to this maintenance requirement exists where the drainage and utility easement covers wetlands, wetland buffers and wetland mitigation areas. For more information on drainage and utility easements contact the local governmental authorities having jurisdiction over the Community.

15.3 Property Easement & Plot Plan Disclosure. Seller neither infers nor guarantees the existence or lack of easements (utility, maintenance, city, etc.) on the Property. A preliminary plot plan is available to Buyer by request on Seller's authorized request form known as "Request for Plot Plan." Changes can and sometimes do occur to the original preliminary plot plan, the recorded plat map and/or the final survey.

15.4 Community Drainage Disclosure. Due to the topography of the Community, water will at times flow through the Property from adjacent and surrounding homesites. This is necessary to achieve positive drainage away from all applicable homesites. Buyer acknowledges that no adverse action may be taken by Buyer to alter said drainage pattern. Seller advises Buyer that some of the homesites (including but not limited to the Property) are or may be subject to some runoff from adjacent and surrounding homesites.

15.5 Retaining Wall and Drainage. Retaining walls may exist within Buyer's Property lines. Buyer acknowledges and agrees that, at times, water may drain over retaining walls from one homesite to another.

15.6 Grading and Drainage. Buyer acknowledges that the drainage for the front, rear and side yards of each lot was designed by a professional engineer to divert water away from the foundation and concrete flat work. The drainage of the yard of the Property may result in a swale across the front and/or back yard

of the Property. As a result and in these instances, Buyer acknowledges that the front and/or back yard will not be level and that Seller will not make any adjustments to the depth or severity of the swale. In addition, Buyer acknowledges and agrees that altering the drainage and/or over-watering will have negative effects on potentially expansive soils and will void the drainage and foundation warranty on the Property. If the drainage is altered in such a manner that water flows toward the foundation and/or concrete flat work, severe damage to one or both may result. Resulting damage may include, but not be limited to, the following: heaving in the slab, cracking of the slab, stucco cracks, cracking of driveways, front or rear yard stoops and walkways, and/or cosmetic damage or alterations of interior finishes in the home. Furthermore, over watering may also lead to same or similar results. SELLER MAKES NO WARRANTY OR REPRESENTATION REGARDING SHIFTING SOILS, UNSETTLED SOILS, UNUSUAL ROCKS, OR SUBSURFACE CONDITIONS.

15.7 Utility Box and Related Items Disclosure. At this stage in construction, Seller may not know which homesites will receive one or more of the following: utility poles, transformer boxes (both main and secondary), cable and phone boxes, storm drains, man holes, streetlights, gas taps, underground power, water/sewer and gas lines, overhead power lines, and/or irrigation maintenance sheds. The premium amount paid for the Property, if any, does not guarantee Buyer that he or she will not receive one or more of the above mentioned items on the Property. Seller will not reimburse any amount of a premium paid if any of the said items are installed on the Property. There is a strong possibility that the back and/or side yards of the Property will contain underground power, gas, water or sewer lines. If Buyer plans on building a pool on the Property, it is Buyer's responsibility to contact the source of the underground lines. Buyer is financially responsible for having any of the underground lines moved.

16. **Foundation Maintenance**. Buyer(s) understand and acknowledge that proper inspection and maintenance of the foundation (e.g. maintaining consistent moisture levels in the yard near the foundation on a year-round basis, maintaining original drainage patterns, limiting trees and shrubbery near the foundation, maintaining proper ventilation of any crawl spaces, etc.) is critical to the structural performance of the Property's foundation. Buyer(s) also understand and acknowledge that while certain municipalities provide restrictions on the amount of water that may be used to maintain a yard, these restrictions may not apply to the use of certain equipment (e.g., soaker hoses) to properly maintain the consistency of moisture levels in the soils surrounding the Property's foundation. Failure to properly maintain consistent moisture levels, changing drainage patterns established at the time the Property is purchased, allowing excessive trees and shrubbery to grow near the foundation, or allowing excessive moisture to collect near or under the Property may result in severe damage to or failure of the Property's foundation. Buyer understands that Seller is not responsible for any damage to the foundation of the Property due to the failure of Buyer(s) to properly maintain the foundation or the soil conditions under and around the foundation, and Buyer(s) shall be responsible for any damages that may result to the Property, including but not limited to potential foundation movement, caused by Buyer(s) failure to properly maintain the foundation and the soils conditions under and around the foundation.

17. **Utilities in the Community**.

17.1 Buyer acknowledges that except as permitted in the Document Book and as approved by all applicable government agencies, no septic tanks shall be permitted within the Community. No wells shall be installed without the express written consent of the ACC and all applicable government agencies.

17.2 Some homesites contain or are adjacent to drainage and utility structures such as storm water overflow swales, storm water catch basins, manholes, fire hydrants, electrical transformers, switch boxes, telephone pedestals and streetlights. None of these items shall be altered, obstructed, buried, modified, restricted or interfered with in any manner whatsoever. Overflow swales are generally only utilized for overflow storm water capacity as a result of water drainage. Electrical transformers may only be landscaped to the extent permission is given by the utility provider. In some cases, water may flow from one homesite to another, and these situations are shown on the final plat. State law may provide that the owner of the homesite receiving water is required to accept the water flow and may not impede the flow of this water. In addition, the Property will be graded to provide for reasonable drainage away from the Property's foundation. The vast majority of foundation problems are caused by insufficient drainage or lack of watering of soil around the foundation. Buyer should keep Buyer's lawn well-watered to maintain consistent moisture content and avoid excess wetness, dryness or cracking of soil. The construction of curbs, decks, retaining walls, pools, spas, patios, landscape edging and similar items can also trap water within the yard area and cause structural damage to the Property's foundation. Seller strongly recommends that Buyer consult with a licensed landscape architect and civil engineer before performing any work or making any changes that may affect the existing drainage pattern.

18. **Bodies of Water within the Community**.

18.1 Water Levels. THE WATER LEVELS OF LAKES, PONDS OR OTHER BODIES OF WATER WITHIN THE COMMUNITY, IF ANY, MAY VARY. THERE IS NO GUARANTEE BY SELLER OR THE ASSOCIATION THAT WATER LEVELS WILL BE CONSTANT OR AESTHETICALLY PLEASING AT ANY PARTICULAR TIME; AT TIMES, WATER LEVELS MAY BE NONEXISTENT.

18.2 BUYER UNDERSTANDS THAT IF THE PROPERTY ADJOINS A WATER IMPOUNDMENT, THAT THE WATER LEVEL OF THE IMPOUNDMENT FLUCTUATES FOR VARIOUS REASONS, INCLUDING AS A RESULT OF: (1) AN ENTITY LAWFULLY EXERCISING ITS RIGHT TO USE THE WATER STORED IN THE IMPOUNDMENT; OR (2) DROUGHT OR FLOOD CONDITIONS.

18.3 Presence of Waterways and Wetlands. The following provisions of this section shall only apply if the Community contains certain waterways designated as jurisdictional waterways of the United States: the Community contains certain waterways designated as jurisdictional waters of the United States. These identified waterways within the Community are subject to United States federal guidelines regarding the maintenance of these riparian areas. Furthermore, said areas are to be maintained with native grasses to provide a wildlife habitat and to provide a filter for water runoff. Due to federal restrictions regarding these wetland areas, no entity or person may adversely affect these areas. Activities such as mowing, etc. are specifically prohibited. A copy of the Mitigation Plan is available for Buyer's review upon request.

18.4 Detention Pond Disclosure. One or more detention ponds may exist within the Community. Buyer acknowledges and agrees that drainage detention pond ("**drainage easement**") maintenance is not the Seller's responsibility. Seller makes no assurance as to the finish out of this common area. The drainage easement can and will at times be dangerous after certain natural events. Children should be advised to stay away from this area.

18.5 Homesite Adjacent to Creek Bed. Some homesites may be bordered by a natural creek bed. This creek bed area may remain in a natural vegetative state and as such, certain factors are inherent therein. Some factors may include, but are not limited to, the following: mosquito populations; animal life, which may include that which typically lives around creeks such as snakes, frogs, turtles, waterfowl, raccoons, possum, fish, etc. that may wander onto the homesites; water levels may dramatically vary due to rainfall amounts; odors or smells which may result from dead animal life; seasonal factors and weather conditions; vegetation such as existing native trees and shrubbery may be subject to erosion of surrounding land area and, subsequently, may fall or die as a result; and, natural erosion from waterways and wind may affect surrounding soil and, as such, existing topography may be altered.

19. **Prices/Market Values**. Seller, and any other builder in the Community, shall have the unilateral right to establish prices for the homes it builds in the Community. Seller and any other builder in the Community may, at its sole discretion, increase or decrease the price or the price per square foot for any home, homesite or option at any time, or offer incentives for sales of homesites and homes, all without notice to Buyer. Once Buyer has signed the Agreement establishing a price for the Property, the prices for any subsequent changes or upgrades to the Property as requested by Buyer, including but not limited to design, floor plan, options, materials or otherwise, are subject to change by Seller until a written and signed agreement on the price is reached by Seller and Buyer for such change or upgrade. Seller makes no representations or warranties that the price for the Property or options in the Property will be increased or decreased for other buyers of identical or similar homes or options. Seller also makes no representations or warranties that changes or options made by Buyer will or will not increase or decrease the market value of the Property, and Buyer understands and agrees that such upgrades or options may not increase or may actually decrease the market value of the Property. Seller also makes no representations or warranties regarding the future market value of the Property.

20. **Construction and Sales Activities**. BUYER ACKNOWLEDGES THAT SOME AREAS OF THE COMMUNITY MAY BE UNDER DEVELOPMENT FOR AN EXTENDED TIME. INCIDENT TO THE DEVELOPMENT PROCESS, THE QUIET ENJOYMENT OF THE COMMUNITY MAY BE UNAVOIDABLY INTERFERED WITH TO SOME EXTENT BY THE CONSTRUCTION OPERATIONS. Construction, development and sales activities in the Community will likely occur after Buyer has taken occupancy of Buyer's Property. Depending upon Buyer's sensitivities, this may result in some inconvenience to Buyer and Buyer's family and guests due to increased noise, dust, road closures, operation of the model homes and sales offices, and other activities. Construction activities can occur at various hours throughout the day, and sales activities can result in additional traffic and visitors throughout the Community, particularly before the Community is completely built out. Seller cannot guarantee that Buyer will not be affected or impacted as a result of the overall construction and development of the Community. Seller gives no guarantees or assurances how long the Community model homes will be used as models or for sales and marketing. Homesites across the street or next to the model homes may remain undeveloped until Seller determines that these homesites are no longer needed for sales and marketing purposes.

21. **Views**. Future development and construction activities in the Community can and will modify the view from homesites (including but not limited to the Property). Trees and other foliage may be added or removed from lots or common areas of the Community. Additional housing and other improvements will be added within the Community. Because future development and construction activities in the Community will modify views from homesites, Seller does not warrant or guarantee any existing views will be maintained in the future relative to the Property.

22. **Streetlights**. Numerous streetlights will be installed within the Community, many of which will be installed after homes have been completed, sold and occupied. Streetlights are sized and placed in accordance with governmental requirements, and could in some instances generate light in or obstruct views from homes in the Community. Information about streetlight size, light output, design and location of streetlights within the Community can be obtained from the New Home Consultant.

Buyer acknowledges that: (i) Seller is not responsible for the installation and activation of the streetlights within the Community and specifically disclaims any responsibility therefor; (ii) Seller does not control the streetlights (existing, planned or future), and (iii) any representations or warranties which relate to street lighting contained within or associated with the Community shall not be construed as representations or warranties made by Seller. Buyer agrees that it will not rely upon such representations or warranties in determining whether to purchase the Property located within the Community. Seller has no control or influence over the installation and activation of the street lighting. Seller, on behalf of itself, its agents, servants, employees, members, managers, directors, officers, affiliates, representatives, receivers, subsidiaries, predecessors, successors and assigns, specifically disclaims any and all warranties concerning the installation and activation of street lighting within or with regard to the

Community not performed, installed, activated by or under the direction of Seller. Buyer agrees to look solely to the responsible third party with respect to any matters regarding the installation and activation of street lighting within the Community.

23. **Landscaping**.

23.1 Trees and Foliage. The Community may contain numerous native trees of various sizes and varieties. While Seller has taken great care during the planning and construction of the Community to save trees, future development and construction will require the removal of additional trees, shrubs and other foliage and, therefore, Seller does not guarantee the preservation of any trees, shrubs, ground cover or other foliage in the Community or Buyer's Property, and cannot be responsible for short or long-term damages to foliage due to construction or development activities. Seller makes no representation or warranty that trees on the Property being purchased or any other homesite or common area in the Community will not be removed. Buyer acknowledges that the condition of any trees on the Property will have no effect on any premiums that may have been charged due to size or location of the Property. All care and maintenance of foliage on an individual homesite is the responsibility of the homeowner, and Seller does not guarantee or warranty the survival of any foliage. Buyer understands that trees located in the undeveloped areas of the Community and those situated on adjacent properties may be cleared as development progresses into future phases. The Document Book may contain restrictions regarding the removal of any tree over a certain size. In addition, the local governmental authorities having jurisdiction over the Community may have adopted certain tree ordinances regulating the removal of any tree over a certain size. Buyer should contact the Association or the local governmental authorities having jurisdiction over the Community to ensure that its regulations are adhered to.

23.2 Sodded Parkway. Buyer acknowledges and agrees that the sodded parkway, if any, may not contain irrigation. Buyer further acknowledges and agrees that this area may require additional watering and that this is Buyer's responsibility.

23.3 Maintenance of Greenbelt. Buyer acknowledges and agrees that the Community may contain a greenbelt and/or pond areas that are owned and controlled by the Association and/or developer. Maintenance of these areas is currently handled by the Association and/or developer.

23.4 Landscaping Disclosure and Warranty. All grading, fill, removal of existing trees and shrubs and control of water flow will be performed and completed at Seller's sole discretion. Seller's landscape package shall be limited to the features reflected in Seller's Feature Sheet, and shall be subject to the following:

23.4.1 Rough grading of the yard will conform to natural contours, the grading plan for the Community, and will direct flow of water away from the Property's foundation.

23.4.2 Final grade of Property will remove large surface rocks only.

23.4.3 Seller does not warrant any of the landscaping or any of the natural or existing trees and shrubs. Seller will not be responsible for water damage resulting from natural erosion or erosion caused by changes in grade by Buyer or any owner of the Property. Due to the fact that Seller cannot control the care of landscaping and ground cover installed at the Property, Seller offers no warranty on such items. It will be important that Buyer carefully inspect all shrubs, trees and ground cover at the time of Buyer's New Home Orientation in order to ensure satisfaction. Once Buyer has closed on the Property, it will be Buyer's responsibility to care for and to protect all such items from disease, acts of nature and other such damage.

24. **Hurricanes/Tropical Storms/Tornados**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Property. Building code requirements do not guarantee a home can or will withstand the impacts of a hurricane, tropical storm, or tornado. Seller cannot guarantee the Property, its structure or features will not be impacted by hurricane, tropical storm, and/or tornado conditions. Buyer should review its applicable homeowner's and/or flood insurance policy(s) and consult an insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding hurricane, tropical storm, and tornado events.

Buyer understands and agrees to accept the risks and conditions of hurricanes, tropical storms, and tornados and to assume all liabilities associated with them. By executing the Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

25. **Facilities and Conditions Affecting Homesites**.

25.1 The information set forth in this Section contains an overview of facilities and conditions which may affect some or all homesites in the Community (including but not limited to the Property). Seller does not warrant or guarantee any future development, usage, or lack of development or usage for properties located outside of the Community, or their possible impact on the residents of the Community. For additional information about offsite features that may affect the purchase of the Property, Buyer should contact the

local governmental authorities having jurisdiction over the Community.

Seller advises Buyer that some of the homesites (including but not limited to the Property) are or may be adjacent to or near some of the following: DRAINAGE CHANNEL, AIRPORT, RAILROAD TRACKS, STORM WATER DETENTION FACILITY, COMMUNITY CENTER, ELEVATED WATER STORAGE TOWER, SCHOOL FACILITY, SCHOOL SITE, SPORTS FACILITY OR BALL FIELD, COMMUNITY LAKES, PARK AND/OR RECREATION FACILITY, WATER PLANT/SEWER PLANT, LIFT STATION, CELLULAR PHONE, RADIO, TELEVISION OR OTHER TOWER ANTENNA SITE, HIGH VOLTAGE TRANSMISSION LINES OR PIPELINE EASEMENT. Buyer acknowledges that such facilities may impact noise, vibration, lighting, traffic and other conditions caused by daily operations of the facility. Drainage channels, lakes and storm water detention facilities will have varying levels of water for varying periods of time depending upon rainfall.

25.2 Cable TV/Satellite/High Speed Internet. Seller is not responsible for the timing or selection of cable TV, satellite or high-speed internet availability throughout the Community.

25.3 Marketing Agreements. Seller may enter into marketing agreement(s) with third-party companies (e.g., a telecommunications provider, an energy provider, etc.) to allow them to place information about the company's services in the model home/sales office. In addition, Seller provides addresses of homes to these third-party companies. Seller receives monetary and non-monetary compensation from the third-party companies as a result of these joint marketing efforts. Seller makes no representations or warranties whatsoever as to the ability of the third-party company, and its affiliates or partners, for availability or quality of service.

25.4 Easement for (and Location of) High Voltage Lines. Portions of the Community may be located within close proximity of an easement owned by a utility company. This easement may give the utility company the right to install and operate high voltage electrical transmission lines, transformers, and related equipment. Such lines and/or equipment give off electric and magnetic fields ("**EMF**") and may also give off audible sounds as by-products of the use of electricity. For further information regarding the possible effects of EMF, consult the National Institute of Environmental Health Sciences.

25.5 Wild Animals. As a result of the open spaces and bodies of water in and around the Community, Buyer may periodically find wild animals within the confines of the Community including, but not limited to, skunks, armadillos, nutria, opossums, deer, raccoons, spiders, snakes, bees, fire ants, alligators and other reptiles and other insects common to the area. Contact with any wild animal can be dangerous. Should Buyer encounter any such animal, Buyer is encouraged to contact Buyer's local animal control office for further instructions.

25.6 Unzoned Area With Livestock. The Property and/or Community may adjoin property that is not zoned and, as such, the property is not subject to and not limited by, city codes prohibiting livestock including, but not limited to, chickens, horses, cattle, etc.

25.7 Future Commercial/Retail Uses. The Community may be located adjacent to properties which will be developed with major commercial and retail uses in the future. The development of such uses adjacent to the Community may increase traffic volumes, noise, outdoor lighting, pedestrian activity and other similar impacts resulting from commercial development.

25.8 Development of Adjacent Property. Seller's current development plans for the Community where the Property are located may change and no representations or warranties are made concerning the development of the Community, or any property adjacent to, surrounding, or near such Community. Buyer acknowledges that sales and marketing information may show amenities which may be constructed at the time of purchase, and which may not be included in the final community. Buyer also acknowledges that the responsibility for constructing certain amenities may rest with parties other than Seller, and Seller has no obligation to Buyer to ensure the construction of any such amenities. The terms of this subsection shall survive Closing.

25.9 Communications Tower. A communications tower may exist near or adjacent to the Community. Buyer acknowledges that Seller does not own the communications tower and that it may cause inconsistencies or disruptions with Buyer's use of electronic equipment and/or device.

25.10 Major Public Roads. The Community is located along portions of roadways that may experience heavy traffic during certain times of day.

25.11 Road Improvements. Plans may exist for certain improvements to roads in or around the Community. Seller has no control over the timing of completion of the road improvements. The construction area may affect the entrances of the Community from time to time, and some lane closures may be necessary. Seller regrets any inconveniences and disruptions during this process but believes the Community will all be able to enjoy the improved roadway once the work is complete. During the period when these improvements, if any, are under construction there will be traffic hazards, interferences and inconveniences along the roads resulting from such construction. For additional information, please contact the local governmental authorities having jurisdiction over the Community.

25.12 Agricultural Disclosure. Buyer acknowledges that properties adjacent to Community are neither owned nor controlled by Seller. Some of the area around the Community may be rural in nature and there may be certain agricultural operations that Buyer may, depending upon Buyer's sensitivity, find to be an inconvenience or a nuisance. Such uses may also include hunting, fishing, and target shooting. Such agricultural uses sometimes involve the use of manure, chemical fertilizers, herbicides, insecticides, and

rodenticides, which at times may be offensive, especially to sensitive people. Buyer is advised to take the time to drive around the area to ensure that Buyer is satisfied with all agricultural and other uses. Seller is not responsible for odors, noise or other nuisances that may originate from these adjacent properties.

25.13 School Assignments. Buyer acknowledges and agrees that school age children may not be assigned to the public school closest to their residences. Buyer acknowledges and agrees that Buyer has not relied on any verbal or other representations from Seller or its representatives with respect to public school assignments. Buyer is responsible for Buyer's own investigation of public school assignments and other matters controlled by the relevant independent school district(s). Buyer should contact the relevant independent school district(s) directly for the most current public school assignments.

25.14 Recreational Facilities. Seller and/or developer may construct, at its sole cost and expense, certain recreation facilities (subject to Seller and/or developer's paramount right to unilaterally, and without the joinder of any party whatsoever, add to, alter, modify and change such recreation facilities), together with such equipment and personalty as Seller and/or developer determines in its sole and absolute discretion to include.

25.15 Open Area Disclosure. Certain open spaces in the Community may have been dedicated to the Association. The Association may provide landscape maintenance to these areas as called for in the Document Book. Maintenance will consist of regular mowing, irrigation and weed control. Seller makes no commitments or assurances, stated or implied, as to the aesthetic finish-out of the open area landscape. For more information, please refer to the Document Book.

25.16 Mineral Exploration and Production Disclosure. The Community may be located within or near an area that is actively being explored for natural gas and/or oil or may be explored for natural gas and/or oil in the future ("**Mineral Exploration**"). Buyer acknowledges and agrees that (i) gas and/or oil wells may exist within the Community, including the designated greenbelt area of the Community, if any; (ii) drilling can and may occur within said area and that noise, dust, heavy machine operation, fumes and the like may occur; and (iii) after drilling occurs, gas and/or oil collection and/or extraction machinery may exist on a temporary or permanent basis.

Buyer further acknowledges that the land within or near the Community, including Buyer's Property, may have been used for oil and gas production ("**Production**") within the past 100 years. Accordingly, many site wells may have been located on or near the land upon which the Community is located. Buyer does hereby release Seller with regard to any and all claims, demands, or damages in any way related to, or arising out of, any past, present, or future Mineral Exploration or Production in or around the Community.

Buyers Initials: Initial AFML __________ __________

26. **Townhomes**. The provisions of this Section only apply if the Property involves an attached, single-family home consisting of a townhome, attached villa, or other like product: the Property may be constructed with one or more common walls between adjacent homes and/or units. This area has an air space with additional drywall and insulation installed, which is intended to reduce sound transmission. Buyer agrees and understands that due to the close proximity of the adjacent homes and/or units, noise(s) can and will travel from one home to the other and that Buyer may hear the noises from adjacent homes and/or units. Buyer acknowledges that Seller makes no assurances or representations as to the frequency of noises or what types of noises may be heard. Buyer acknowledges further that Seller is not responsible for any noise that Buyer may hear and that Seller has no control over the types of noise, frequency of noise, or at what times during the day or night noises may be heard.

27. **Ventilating the Home**. The aging process of natural materials and elements commonly found in soil, as well as man-made building materials and products (including new furniture), may create unwanted and unhealthy gases such as formaldehyde and radon inside your home. The air sealing techniques Seller uses to increase the energy efficiency of your home by limiting the amount of air exchanged between the outside and inside of your home can trap these contaminants inside your home. Lack of air exchange may also increase the accumulation of moisture in your home, which can lead to mold. The U.S. Department of Energy recommends that you properly ventilate your home (including the use of exhaust fans above kitchen ranges and in bathrooms) to allow for the release of these contaminants and to control moisture that can lead to mold. To learn more about properly ventilating your home, please visit http://energy.gov/energysaver/articles/ventilation.

28. **Washing Machine/Drain Pan**. If the utility room in the Property is located on the second floor, it may be difficult to maneuver the washer and dryer into the utility room. Buyer understands that the washing machine must be lifted approximately three (3) inches off the floor and placed into the washing machine drain pan. The washing machine drain pan can be damaged if the appliance is not installed correctly. It is Buyer's responsibility to ensure proper installation of the washer and dryer.

29. **Engineered Flooring**. Buyer understands that the subfloor supporting the second story, if any, was designed using standard live and dead loads. These designs are not intended to support high point-load items such as waterbeds or pool tables. The placement of waterbeds, pool tables, or any other high point-load furniture on the second story will void the warranty on the floor system including, but not limited to, floor pops or squeaks, sheetrock cracks, humps or dips, and unlevelness.

30. **Attic Disclosure**. Buyer acknowledges that the attic system contains designated areas for attic storage. Placing items in the attic for storage in non-designated areas is strongly discouraged and not recommended and can result in damage to the Property for which Seller is not liable.

31. **General Cabinet Disclaimer**. Buyer acknowledges that the cabinets may have characteristics that can affect the coloring and shading of the finished cabinets. These variances include, but are not limited to, staining color and shading variances. Buyer acknowledges that Seller will not be responsible for any variances in the color, shading, etc. of these cabinets and no alterations or changes will be made to the cabinets regarding these cosmetic issues. Buyer further acknowledges that Seller will only address workmanship issues with regards to the kitchen cabinets.

32. **Wallpaper Disclosure**. Except as is expressly reflected in the feature sheets for the Community in which the Property is located, the Property will not be furnished with interior wallpaper. Furthermore, since the walls will not be finished with interior wallpaper, Buyer acknowledges that such walls will be textured and painted in lieu of any wallpaper consideration.

33. **Insect Disclosure**. The Property is being constructed with pressure treated base plates and a plastic moisture barrier. The primary function of these materials is to resist moisture decay. In addition, these applications can lessen the ability of wood-destroying insects to damage the Property.

34. **Garages**. Garage sizes and heights may vary from home to home and may not accommodate all vehicles. It is not uncommon for floor plans to change during actual construction of the Property. Specific homesite conditions or local ordinances may determine the (i) location of safety bollards intended to protect plumbing or mechanical systems located inside the garage and/or (ii) design of steps from the garage to the Property thereby affecting the usability of interior garage space available for parking vehicles. Further, Buyer acknowledges and agrees that stated floor plan dimensions and square footages are approximate and should never be relied upon as the actual as-built size of the garage; modifications to floor plan dimensions and square footages shown in sales materials may occur for many circumstances, without notice to or consent of Buyer, including but not limited to, inclusions of options and upgrades, actual field conditions and governmental agency requirements.

35. **Burning of Candles**. Burning of candles inside the Property can cause severe damage to carpet, walls, clothing, furniture and everything else in the Property. The damage resulting from candle burning may be affected by the number and/or type of candle(s) burned. Buyer understands that Seller will not warrant or remedy the effects of candle burning and will not be responsible for any damage done to the Property, or the contents thereof, due to candle burning. This unwarranted damage includes, but is not limited to, soot build-up, discoloration, "shadowing" and streaking. Seller explicitly states that candles should not be burned inside of the Property.

36. **Access Prior to Closing**. Buyer acknowledges and agrees that Buyer may not: (i) store an item on or in the Property prior to closing; (ii) install any item on or in the Property prior to closing such as speaker wire, flatwork, interior or exterior paint, landscaping, etc.; or (iii) park in the driveway of the Property or any home under construction.

37. **Limited Number of Onsite Overflow and Guest Parking Spaces**. The availability of overflow and guest parking spaces within the Community is limited. Seller's designation of parking space(s) for Buyer's Property and for all other homes and homesites in the Community conforms with underlying governmental requirements and the approved development plans for the Community. Seller cannot guarantee that the parking needs of multiple owners, family members, tenants, occupants, guests and invitees of the Community will be fully accommodated at all times due to the limited number of onsite overflow and guest parking spaces. Moreover, the Association shall each have rights to enforce Community parking restrictions regarding guest parking pursuant to the provisions of the Community Documents. Seller makes no representations or warranties regarding the availability of onsite guest and overflow parking for all owners, family members, tenants, occupants, guests and invitees at any given time.

38. **Disclaimer Regarding Security Services**. Neither Seller nor the Association are responsible for providing security or security services for the Community. All persons using or occupying any portion of the Community are responsible for their own security and the security of their own property. Neither Seller nor the Association shall be liable in any way on account of loss, damage or injury resulting from lack of security, or the lack of effectiveness of any security measures undertaken. Seller and the Association make no representations or warranties, express or implied, including any warranty of merchantability or fitness for any particular purpose, relative to any fire protection system and/or burglar alarm systems, or other security systems, recommended or installed or any security measures undertaken within the Community.

39. **Risk of Unauthorized Cyber Access**. Certain devices, machines, appliances, equipment or systems ("**Devices**") which are installed in the Property may include technology that allows such Devices to be accessed through the internet or other wireless technology. These Devices may include, without limitation, virtual assistant and voice activated devices, doorbell monitoring devices, water monitoring systems, remote door access systems (including garage doors), and environmental control systems. These Devices may allow a third party to gain unauthorized access to the Devices and control or access them without the Buyer's knowledge or permission. Additionally, such Devices may be used to propagate malware or gain access to other Devices, the Property, networks, computers and Buyer's data contained thereon. Depending on the technology included, the Devices may also carry a risk that verbal communications may be heard by unauthorized third parties or be inadvertently sent to third parties through a voice-activated Device. Buyer is solely responsible for determining the level of security and protection suitable for all Devices connected to any network in the Property, for configuring all relevant equipment to provide appropriate security, and for taking any other security measures Buyer deems necessary or appropriate in connection with such Devices, even if such Devices are installed by Seller or the developer of or any builder in the Community, Seller or at Seller's direction. Seller makes no representation, and shall have no liability, for any data breaches, malware attacks, network intrusions, physical intrusions, privacy intrusions, cyber-attacks, theft, or other risks related to the Devices, even if such Devices are installed by Seller or at Seller's direction.

40. **Public Financing of Capital Improvements**. The local governing bodies may finance certain capital improvements in the Community, may issue bonds in connection with such financing and may create one or more special tax districts within the Community to provide for repayment of such bonds.

41. **Regulatory and Governmental Approvals**. The Community plans have or will be approved by the local governing authorities, as necessary. Future development of the Community may be subject to additional approvals. For more information on the approvals required and pending in the Community, Buyer should contact the local governmental authorities having jurisdiction over the Community.

42. **Notice Regarding Potential Annexation**. The Property may be located outside the limits of a municipality. Therefore, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Community for further information.

43. **Variations to Construction**. Construction of a home is a unique and challenging endeavor with several thousand components that include both natural and man-made products. Some variations will need to be made during the construction process. Moreover, some fine-tuning will be required after Buyer moves into the Property. New homes will always have a certain amount of shrinkage and cracking during their early lives as materials dry out, soils settle, and the Property "settles in." Seller will address those issues under the terms of the Limited Warranty, if any, provided to Buyer.

44. **Real Estate Tax Disclosure**. Buyer should not rely on the Seller's current property taxes as the amount of property taxes that the Buyer may be obligated to pay in the year subsequent to purchase. A change of ownership or property improvements triggers reassessments of the Property that could result in higher property taxes. Seller is not responsible for communicating any information regarding real estate taxes (current or future) and cannot and will not predict what the taxes on the Property may be. Buyer should confirm any information provided concerning appraisals, tax valuation, tax rates or other tax-related questions with Buyer's personal tax advisor and the local taxing authorities.

45. **Environmental Disclaimer**. Various environmental related conditions may exist within or near the Property, including, without limitation, radon gas, odors, formaldehyde, mold, pollution from air, water and soil, and/or electro-magnetic fields that are produced from electric lines that are at or near the Property. The State Department of Health and the United States Environmental Protection Agency have expressed concern that prolonged exposure to high levels of radon gas and/or formaldehyde may result in adverse effects on human health. The Seller makes no warranties or representations regarding any such environmental related condition(s) within or near the Property. Prior to closing, Buyer shall have the opportunity, at Buyer's cost, to conduct such inspections and tests as reasonably necessary for Buyer to determine whether the environmental matters and risks related thereto, if any, are acceptable to Buyer. Buyer shall obtain Seller's written approval prior to conducting any inspections or tests and Buyer hereby releases Seller from any and all liability and claims with respect to the presence of environmental pollutants.

46. **Indoor Environmental Quality Disclosure**. There are many different types of indoor environmental contaminants, such as pet dander, dust mites and mold. Molds and other potential contaminants have been a part of our environment for millions of years. Contaminants are everywhere, indoors and outdoors. Therefore, everyone is exposed to some contaminants on a daily basis without evident harm. Due to a number of factors, including the fact that sensitivities to various types of molds and other potential contaminants vary from person to person, there are no state or federal standards concerning acceptable levels of exposure to mold. According to the Consumer Product Safety Commission and the American Lung Association, some diseases or illness have been linked with biological pollutants in the indoor environment, including some forms of mold. However, many of these conditions also have causes unrelated to the indoor environment. Therefore, it is unknown how many potential health problems relate exclusively to poor indoor air. Buyer should determine for himself/herself whether Buyer, Buyer's family members or any other individuals who will occupy or use the Property have special needs or increased risk to these conditions. Buyer should carefully monitor the conditions in the Property for mold growth and other contaminants.

When excessive moisture or water accumulates indoors, mold growth can and will occur, particularly if the moisture problem remains unaddressed. There is no practical way to eliminate all molds or mold spores in an indoor environment. The key to controlling indoor mold growth is to control moisture.

There are many ways to help control moisture in and beneath the Property. The U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the American Lung Association and others recommend taking measures such as those listed below to help control moisture in and beneath the Property. The following list is not meant to be all-inclusive.

- Fix leaking plumbing and any other source of unwanted water immediately.

- Maintain proper indoor humidity. Equipment that conditions the air, such as air conditioners, humidifiers and ventilation systems must be operated year round.

- Raise the temperature in areas where moisture condenses on surfaces and open doors between rooms to increase air circulation in the Property, including doors to closets.

- Have major appliances, such as furnaces, heat pumps, central air conditioners, window air conditioning units, ventilation systems and furnace attached humidifiers inspected, cleaned and serviced regularly by a qualified professional.

- Clean and dry refrigerator, air conditioner and dehumidifier drip pans and filters regularly and make sure that refrigerator and freezer doors seal properly.

o Keep water away from the foundation of the Property by maintaining required slopes, drainage and keeping plantings and sprinklers the proper distance from the Property.

o If there is a sump pump in the Property, inspect it regularly to ensure that it is properly operating.

o If there is a crawl space or structural sub-floor, inspect the ground beneath the floor on a regular basis to make sure there is no standing or excessive water. If there is standing or excessive water, seek professional assistance to remove the water. If Buyer is interested in finishing the basement, only do so after consulting an expert to determine the suitability of the basement for a finished area.

The following are suggestions that may assist Buyer in preventing and addressing mold growth in the Property.

o It is important that Buyer responds promptly when Buyer sees signs of moisture or mold.

o Do not allow moisture to stand or make contact with carpet, furniture and cellulose-based materials, such as wood, drywall or other non-tile, non-plastic or non-metal materials.

o Dry all water damaged areas and items immediately to prevent mold growth.

o If mold develops, clean up the mold by washing off hard surfaces with detergent and water and completely dry the surface.

o Depending upon the nature and extent of the mold infestation, trained professionals may be needed to assist in the remediation effort.

o Use 75 degrees Fahrenheit for the inside temperature. Seller advises against setting the thermostat below 72 degrees Fahrenheit for cooling.

o Refrain from placing the thermostat's fan in the "on" position when cooling the Property. Instead, place the fan in the "auto" setting.

o Set the desired temperature on the Property's thermostat, and do not fluctuate more than a couple of degrees.

o Bath fans and vent hood fans should be used as needed and never run continuously. Bathroom exhaust fans should be run for 15-20 minutes after showering or bathing, laundry room exhaust fans should be run continuously while the washer is in use, and kitchen exhaust fans should be run continuously while the cook top is in operation.

o Replace the HVAC's filter every six (6) months or one (1) year depending on the presence of pets, construction, or high activity.

o In two story homes, set the upstairs thermostat two degrees warmer than the downstairs thermostat.

o Maintain your HVAC system with a licensed contractor for optimum, efficient performance.

o Mold that is not properly and adequately removed may reappear.

Proper maintenance and cleaning of the Property is the responsibility of each homeowner and will lessen the potential for water intrusion and help to control indoor environmental contaminants. Further, it is the responsibility of each homeowner to monitor their Property on a continual basis for excessive moisture, water and mold accumulation. If Buyer discovers accumulation of water or moisture in, around or under the Property, Buyer should immediately seek to control the source of the water or moisture. Failing to control the source could result in additional damage and the growth of mold. Plumbing leaks and water penetrations that are covered by the Limited Warranty, if any, during the term of the Limited Warranty must be reported to Seller immediately. If the Limited Warranty, if any, has expired or does not cover the specific problem, Buyer should not delay in having professionals address the problem. Seller will not be responsible for, and Buyer agrees to indemnify and hold harmless Seller from and against all claims in connection with, water-related damages, including personal injuries or property damage caused by mold, but only to extent that the damages are caused by (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Property caused by improper construction. Buyer also agrees to waive all rights of subrogation for damages resulting from water-related damages, mold growth, any personal injuries, or any remediation resulting from (i) Buyer's negligence, (ii) Buyer's failure to promptly take appropriate corrective measures and minimize any damages caused by the water or moisture, or (iii) Buyer's failure to promptly provide Seller with notice of the water or moisture and give Seller an opportunity to dry the water or moisture and remediate, if necessary, any moisture conditions in the Property caused by improper construction.

47. **Installation of Swimming Pool and/or Decking**. Buyer understands and acknowledges that should Buyer choose to install a swimming pool, decking and/or landscaping at the Property, that this installation could have an adverse impact with regard to the Property's foundation and could void the Limited Warranty, if any, on Buyer's Property. Specifically, Seller has constructed the Property in accordance with recommendations of a geotechnical engineer that requires positive drainage away from the Property. The installation of a swimming pool, decking and/or landscaping without providing for positive drainage away from the foundation of the Property could result in

serious impacts on the Property's foundation. This could result in a voiding of the Limited Warranty, if any, on the Property. For additional information, Buyer should refer to the Limited Warranty, if any. Further, should Buyer choose to install a swimming pool, decking and/or landscaping at the Property, Buyer acknowledges that it may be necessary to relocate certain electrical lines that run underground and Buyer agrees to be solely responsible for any and all costs associated with the electrical lines (whether relocation or otherwise). Buyer further hereby acknowledges that:

47.1 Buyer is responsible for maintaining proper grading and drainage of the Property.

47.2 Buyer is responsible for ensuring that any installation of a swimming pool, decking and/or landscaping does not adversely impact and shall properly maintain the grading and drainage of the Property.

47.3 The installation of a swimming pool, decking and/or landscaping could result in serious impacts on the Property's foundation and could void the Limited Warranty, if any, on the Property.

47.4 Buyer is solely responsible for any and all costs associated with the potential impact of the installation of a swimming pool, decking and/or landscaping on the electrical lines at the Property (whether relocation or otherwise).

48. **Addendum not a Substitute**. Buyer acknowledges and agrees that this Addendum is not a substitute for reading the entire Document Book. For a more detailed explanation of any section contained in this Addendum, refer to the Document Book.

49. **Statements Made by Sales Staff and Brokers**. Seller wants to ensure that Seller and Buyer are in full agreement on all terms and conditions relating to the Agreement. To best ensure that there are no misunderstandings, Buyer should ensure that all terms and conditions (including all statements, representations, or understandings upon which Buyer relies in purchasing the Property) are set forth in writing in the Agreement. **If there are any statements, representations or understandings which are made by a sales staff person or any other representative of Seller which are material to Buyer's decision to purchase, Buyer should insist that any such statement, representation or understanding is put in writing and contained in the Agreement. Seller reserves the right to reject the Agreement notwithstanding the inclusion of any such item in the Agreement.**

50. **Counterparts**. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

51. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

52. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Rausch Coleman Homes NWA LLC
a

Signed by:
By Brandon Strickland
0569165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

PRIVACY POLICY NOTICE AND CONSENT ADDENDUM

THIS PRIVACY POLICY NOTICE AND CONSENT ADDENDUM (this "**Addendum**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the fourteenth day of November, 2025 between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, for the exclusive purpose of this Addendum, "**Lennar Affiliate(s)**" shall have the meaning set forth in the Privacy Notice attached hereto as Exhibit "A" ("**Privacy Notice**").

2. **Explanation**. Buyer may need a mortgage, homeowners' insurance, title insurance and/or settlement services in connection with the purchase of the Home. While Buyer is not required to use a Lennar Affiliate to purchase such services, they are available to assist with obtaining these services in connection with the purchase of the Home. This Addendum provides Buyer with the option of electing to receive marketing materials, including price quotes, for services that may be necessary in connection with the purchase of the new Home. It is entirely Buyer's choice whether to receive any such information, and there is no obligation to use any Lennar Affiliate.

3. **Acknowledgement of Privacy Notice and Complete Privacy Policy**. Buyer acknowledges that Buyer has received and reviewed Seller's Privacy Notice attached hereto as Exhibit A. The Privacy Notice summaries the complete privacy policy of Lennar Corporation ("**Privacy Policy**") and Buyer acknowledges that Buyer has been given the opportunity to review Seller's complete Privacy Policy (https://www.lennar.com/privacypolicy). Buyer agrees to the terms of the Privacy Policy and acknowledges that the Privacy Policy is subject to future amendment without further notice.

4. **Consent to Sharing Information with Lennar Affiliates**. Please choose the "Yes" or "No" options below to indicate whether Buyer wishes to share information with Lennar Affiliates (such as those involved in the home purchasing process, e.g., Lennar Mortgage, LLC, Lennar Title, Inc., CalAtlantic Title, LLC and Lennar Insurance Agency, LLC). If there is more than one Buyer, the choices selected will apply to all Buyers who have executed the Addendum.

YES	NO	
________	x	*Lennar Affiliate Information Sharing*: Agreeing to this option will allow the Lennar Affiliates to provide Buyer with offers and information about products and services that may be necessary in connection with the home-buying process by accessing and using Buyer's Personal Information. These services include providing the Buyer with home financing information and quotes for title insurance, closing services, and homeowner's insurance.

Buyer may change the above selections (i.e., opt-out if Buyer has previously selected "YES", or opt-in, if Buyer has previously selected "NO") at any time by visiting our communication Preferences (https://www.lennar.com/contact/communicationpreferences) and making the appropriate selections in the manner prescribed in the form, or as otherwise described in the Privacy Policy.

5. **Counterparts**. This Addendum shall be validly executed when signed in counterparts; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC	Buyer -
Date 11/14/2025	Date
Buyer -	Buyer -
Date	Date

SELLER:
Rausch Coleman Homes NWA LLC
a __________________________

Signed by:
By: Brandon Strickland
0F69165105A2498...
Title: Authorized Representative Brandon Strickland
Date Signed by Seller: 11/16/2025

ADDENDUM "A"
PRIVACY NOTICE

This Privacy Notice summarizes the complete Privacy Policy of Lennar Corporation (the "**Privacy Policy**") and our affiliated companies, including but are not limited, to Quarterra Multifamily Communities, LLC, Lennar Commercial, CalAtlantic Group, LLC, Lennar Mortgage, LLC, Lennar Sales Corp., Lennar Title, Inc., Lennar Title, LLC, Lennar Title Group, LLC, Lennar Closing Services, CalAtlantic Title, LLC, and Lennar Insurance Agency, LLC ("**Lennar Affiliates**") (collectively, "**Lennar**," "**we**", "**us**", **or** "**our**").

This Privacy Notice outlines only some of the important information in our Privacy Policy, including how we collect, use, and disclose Personal Information we learn about individuals ("**you**" or "**your**") who visit our websites, use our mobile applications, communicate with us in person or by phone, engage with us as customers or prospective customers, and others whose Personal Information we process.

THIS PRIVACY NOTICE DOES NOT REPLACE, SUPPLEMENT, OR MODIFY THE COMPLETE PRIVACY POLICY AVAILABLE AT https://www.lennar.com/privacypolicy. THIS PRIVACY NOTICE IS NOT A SUBSTITUTE FOR THE PRIVACY POLICY. YOU SHOULD CAREFULLY REVIEW THE FULL TEXT OF THE PRIVACY POLICY TO UNDERSTAND OUR PRIVACY PRACTICES.

Your Consent. You consent to the terms of our complete Privacy Policy when you use our services or provide your Personal Information (defined below) to us after receiving this Privacy Notice and opportunity to review our complete Privacy Policy. If you do not agree with our privacy practices, you should not visit our websites, use our services, or otherwise provide us your Personal Information. For more on your consent, see the "Your Consent" section of the Privacy Policy (https://www.lennar.com/privacypolicy#your-consent).

What Is Personal Information? The term "Personal Information" refers to information that identifies, relates to, describes, or could reasonably be associated or linked with you. For more information about the categories and specific types of Personal Information we collect, including what information the Privacy Policy does not cover, see the section of the Privacy Policy titled, "Personal Information We Collect" (https://www.lennar.com/privacypolicy#personal-information-we-collect).

When Do We Collect Personal Information? We collect Personal Information when you do business or otherwise interact with Lennar, when you visit our websites, and when you set up and use a myLennar or Homeowner Portal online account. We also collect Personal Information from, and may share Personal Information with (among others) (2) **Lennar Affiliates**, (2) "**Service Providers**," which process information on our behalf to support our operations, (3) "**Business Partners**" (real estate, home products and services, and other unaffiliated companies we collaborate with), and (4) digital advertising, social media, and analytics platforms that collect data using tracking and storage technologies when you visit our websites.

What Personal Information Do We Collect? For detail about the categories of information we collect, along with the specific types of personal information you may provide and we may collect, see the table below and the section of our complete "Privacy Policy titled Personal Information We Collect".

How Do We Use Personal Information? We may use your Personal Information, for example, to,: START

o Manage our contractual relations, process your transactions, protect our business interests, and enforce our Terms and Conditions (https://www.lennar.com/termsandconditions).
o Manage our websites to maintain functionality, improve service, identify products and services that may be of interest to you, and detect and prevent malicious activity.
o Conduct digital advertising programs and website analytics via third-party advertisers and data tracking services. (You can restrict targeted advertising and other online data tracking on our website.)
o Conduct internal activities such as quality assurance, strategic marketing, and product development.
o Comply with applicable law and legal process.
o Undertake a major business transaction subject to appropriate confidentiality protections.

For more information about how we use your Personal Information, see the section titled "How We Use Personal Information" (https://www.lennar.com/privacypolicy#how-we-use-personal-information)" in our complete Privacy Policy.

o Work with you throughout the design, sales, contracting, financing, construction and completion phases of your project.
o Provide customer service, fulfill requests for information, verify customer information and process payments for transactions (payment information is handled by authorized third-party payment processors.
o Build long-term customer relationships by learning about your experience with us and keeping records of your needs, preferences and interests.
o Connect you with Lennar Affiliates that offer mortgage financing, title insurance or other related services (with your permission).
o Connect you with Business Partners that offer home-based products and services in your area.
o Send and track your responses to marketing messages and show you targeted advertising, subject to your options and preferences.
o Maintain and improve our websites and monitor usage of our websites for market research purposes.
o Personalize the Sites to show you content we think you will be most interested in based on your browsing activity, your account information, and your purchase history.
o Display your photos and comments on our Sites and in marketing materials (with your permission).
o Conduct internal activities we believe are reasonably aligned and compatible with your expectations

about how we will use your personal information based on your relationship with Lennar and the context in which you provided the information (such as quality assurance, strategic marketing and product development).
o Secure our Sites and services, detect and investigate fraud and protect ourselves and others when necessary.
o Manage our contractual relations and protect our business interests.
o Comply with legal process and respond to appropriate governmental requests.
o Use aggregated, pseudonymized or anonymized information (which is no longer reasonably associated with an identifiable natural person) for any lawful purpose.

When Do We Share Your Personal Information? We may share your Personal Information with third parties including our Lennar Affiliates, Service Providers, Advertising Networks, and Business Partners, and digital tracking and data collection services. The table below summarizes the categories of Personal Information Lennar collected during the past 12 months, the categories disclosed to parties for marketing purposes (as opposed to disclosure for business purposes), and whether disclosure to third parties is subject to your Marketing Communications or Cookie Preferences selections. Where information is sold or shared for targeted advertising purposes, it is indicated below.

Categories and examples of Personal Information	**Shared with or disclosed for marketing purposes:**	**Actions you can take to limit or restrict sharing**
Personal Identifiers: name, postal/email address, phone number	o Lennar Affiliates o Business Partners	o Opt-in (Marketing Communications) o Opt-out (Marketing Communications) o Opt-out (for targeted advertising)
Sensitive Information: Social Security Number, citizenship, driver's license	Not shared	Not applicable
Protected demographic Information: age, marital status	Not shared	Not applicable
Consumer Information: signature, credit or debit card, health insurance information	Not shared	Not applicable
Commercial Information: credit/income information, Lennar transaction history	o Lennar Affiliates (for transaction history only)	o Opt-out (Marketing Communications)
Internet Usage Data: browsing history, device information and location data collected using tracking technologies on our websites	o Lennar Affiliates o Business Partners o Digital tracking and analytics services o Advertising networks for targeted advertising o Social Media	o Opt-out (Cookie Preferences)
Customer Profile Information: information from various sources to infer and profile interests and preferences	o Lennar Affiliates o Business Partners o Digital tracking and analytics services o Advertising networks for targeted advertising o Social Media	o Opt-Out (Cookie Preferences)

For more information about when we share your Personal Information and the preference selections you can make, refer to the section of our complete Privacy Policy titled "Information Sharing and Disclosure" (https://www.lennar.com/privacypolicy#information-sharing-and-disclosure). Some information we collect is "sensitive personal information" such as your Social Security Number, citizenship, or driver's license. We will only use and disclose sensitive information for the specific purpose explained to you at the time it is collected.

How Can You Restrict Collection and Use of Personal Information? You may limit the collection, disclosure, or use of certain categories of your Personal Information for marketing purposes or from being sold or shared for targeted advertising or digital tracking by updating your Communication Preferences (https://www.lennar.com/contact/communicationpreferences) or visiting the Cookies Preferences page (https://www.lennar.com/privacypolicy#how-you-can-restrict-cookies-and-targeted-advertising) or by contacting

us as described below. You can also restrict the automated collection and tracking of your online activities and receipt of personalized advertisements by managing the privacy or cookie settings on your browser or device.

Note that you cannot opt-out of disclosures to Service Providers because they perform business services on behalf of Lennar Affiliates and do not use Personal Information for their own commercial purposes. How Business Partners, advertising networks, and digital data services use Personal Information is subject to their own privacy practices and is not governed by the Lennar Privacy Policy. You should review the privacy policies of those third parties to learn about their privacy practices.

How We Use and How You Can Limit Cookies and Targeted Advertising. We use and allow advertising networks and website analytics services (such as Google Analytics) to place cookies and other tracking and data collection technologies on our websites. These technologies collect data about your device and browsing activities over time and across many websites and platforms. The data is used to build a profile of your interests, preferences, and characteristics and to deliver advertisements and marketing campaigns targeted to you. You can restrict some cookies, including targeted advertising cookies, by methods such as selecting certain settings on your browser, configuring your advertisement and privacy settings on your social media platforms, installing Google Analytics opt-out browser, or on our website at our Cookies Preference page. For more information, refer to "How You Can Restrict Cookies and Targeted Advertising" in the full version of the Privacy Policy.

Protection and Retention of Personal Information. Lennar maintains commercially reasonable administrative, technical, and physical safeguards to protect the security, confidentiality, and integrity of your Personal Information appropriate to the nature of the Personal Information we collect. We retain Personal Information for as long as we reasonably require it for legal or business purposes.

Data Privacy Requests and Rights. Lennar will honor the following requests about your Personal Information regardless of where you live:

- To confirm or receive information about the Personal Information Lennar collected, sold, or disclosed about you during the last twelve (12) months;
- To update or correct information that you consider inaccurate;
- To direct Lennar not to sell your Personal Information to others;
- To restrict having your Personal Information collected on our websites for targeted advertising purposes;
- To delete Personal Information that Lennar has collected, subject to a range of exclusions permitted by law;
- To withdraw any previously granted consent to use your Personal Information in a particular way.

We will also honor requests to exercise the data privacy rights granted by the laws of your place of residence that apply to Lennar. We will respond to these requests in the manner and within the timeframes set by such applicable laws. We will not discriminate against you for making a privacy request.

You may submit a request using any of the methods explained in "How to Contact Us" (https://www.lennar.com/privacypolicy#how-to-contact-us) in the Privacy Policy. You can also submit your request (https://lennar-privacy.my.onetrust.com/webform/28241770-ebef-41ce-ad79-79c8275b52ce/4a145a0f-1efc-4ad5-8878-7c3609052d3d). We will generally confirm receipt of your request regarding your personal information within 10 business days and may request additional information necessary to verify you are authorized to make your request. We aim to respond to any verifiable requests within 45 calendar days of receiving it.

Contact Us. To contact us with your questions about our privacy practices or to change opt-in or opt-out preferences:

By email:	[redacted]
By phone:	[redacted]
Online Preferences webform:	Online Privacy Request (https://lennar-privacy.my.onetrust.com/webform/28241770-ebef-41ce-ad79-79c8275b52ce/4a145a0f-1efc-4ad5-8878-7c3609052d3d)
By postal mail:	5505 Waterford District Drive, Miami, FL 33126 (Attn: Privacy Compliance Dept.)

SUPPLY CHAIN ADDENDUM

THIS SUPPLY CHAIN ADDENDUM (this "**Addendum**") is made and entered into as of November 14, 2025 and incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the date hereof, between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Subdivision/Plat Riverside Village, in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Supply Chain Disruption & Construction Delays**. Buyer acknowledges that there are acute and growing supply chain disruptions that have resulted in price increases in raw materials and construction delays. While Seller is committed to honoring the Purchase Price and exempting Buyer from having to share in the resulting cost increases, the supply chain disruptions and delays create numerous obstacles to Seller in its business of building and selling homes.

3. **Installation of Minor Items Not Required for the Issuance of a Certificate of Occupancy**. Buyer acknowledges that due to supply chain disruptions, some items to be installed in the Home, such as cabinet drawers and doors, shower enclosures, appliances and/or other minor finishing items (collectively, "**Minor Items**"), may not be installed or completed by the time a certificate of occupancy ("**CO**") is issued for the Property. Buyer hereby agrees that Seller's inability to install or complete the Minor Items shall not delay Closing and Buyer shall proceed to Closing as scheduled by Seller provided that a CO has been issued for the Property. Buyer shall have no right to require any escrows or holdbacks at Closing relating to the Minor Items. Any escrow or holdback requirements of Buyer's lender shall be the responsibility of Buyer and paid in addition to all other proceeds due at Closing. Seller agrees to use commercially reasonable efforts to cause the installation or completion of the Minor Items to occur promptly after Closing once the appliance(s) or other required material or labor become available.

4. **Counterparts/Signatures**. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

5. **Survival**. The terms of this Addendum shall specifically survive Closing.

6. **Conflicts**. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall govern the parties.

7. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

IN WITNESS WHEREOF, Seller and Buyer do hereby execute this Addendum as of the date of this Addendum.

BUYER:

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date ______

Buyer -
Date ______

Buyer -
Date ______

SELLER:
Rausch Coleman Homes NWA LLC
a ______

Signed by:
By Brandon Strickland
0F69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

COOPERATING BROKER AGREEMENT
NET COMMISSION

THIS COOPERATING BROKER AGREEMENT (this "**Agreement**") is made and entered into effective as of the fourteenth day of November, 2025, between Flynn Realty ("**Cooperating Broker**"), Arrived Fund Manager, LLC (collectively, "**Buyer**"), and Rausch Coleman Homes NWA LLC ("**Seller**"), respecting Lot 0175 of Block _____, of Riverside Village in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in that certain Purchase and Sale Agreement, by and between Buyer and Seller, dated as of November 14, 2025.

2. **Cooperating Broker**. Notwithstanding anything contained in the Agreement to the contrary, Seller and Cooperating Broker acknowledge that Buyer has dealt with the following brokerage firm in connection with the purchase of the Home ("**Cooperating Broker**"):

Name of Cooperating Broker (Full Legal Name): Flynn Realty

Cooperating Broker License Number: PB00085899

Address: 1057 Avery Trace Cir, Hendersonville TN 37075

Business Phone: [redacted]

Entity Type (Check One):

_______ Individual/Sole Proprietor/Single-member LLC

_______ C Corporation _________ S Corporation _________ Partnership __________ Trust/estate

___X___ LLC. Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership): ____S____

_______ Other:

Taxpayer Identification Number of Cooperating Broker (TIN): 843823342

Name of Sales Associate of Cooperating Broker: Susanne Flynn

Date of Registration: 11/14/2025

Seller agrees to pay Cooperating Broker, at Closing, a net commission in the amount of 3% of the Net Commission Price, which is equal to the Base Purchase Price, plus Homesite Premium, and Options Selected less Incentives, Seller Assistance and other discretionary reductions as defined and shown below (the "**Net Commission**"), subject however to the terms and conditions set forth below and in the Broker Participation Policy ("**Participation Policy**"). "**Incentive**" shall mean the total dollar value of all consideration, incentives, discounts, credits, reductions, gifts or other inducements offered or arranged by Seller, in connection with Buyer's purchase of the Home, including, without limitation, any: reduction or discount in the Total Purchase Price, Base Purchase Price, or the Homesite Premium; and/or reduction in the cost of Options, Upgrades and/or Extras. "**Seller Assistance**" shall mean the total dollar value of all consideration, incentives, discounts, credits, reductions, gifts, or other inducements offered or arranged by Seller, in connection with Buyer's purchase of the Home, including without limitation, credit for or contribution toward Closing Costs; payment of or contribution toward assessments or capital contributions charged by any homeowner's association or Seller, payment of or contribution toward homeowner's casualty or liability insurance, and/or lease payments; financing incentive such as payment of buy down fees to the Lender; and retail value of any gift to Buyer. As of the date hereof, the Net Commission is calculated as follows:

Base Purchase Price	$	370,200.00
Add: Homesite Premium	$	.00
Add: Options, Upgrades and Extras per Change Order Summary	$	.00
Less Incentives and Other Discretionary Reductions	$	35,200.00
Total Purchase Price	$	335,000.00
Net Commission to be based on	$	335,000.00

The afore-mentioned Net Commission may be adjusted based on the final PPPA and/or the terms and conditions of addenda related to Incentives and Seller Assistance, as the case may be. **The Net Commission as stated herein satisfies all commission payable to the Cooperating Broker from Buyer or Seller. This Agreement hereby amends, replaces and supersedes any other compensation terms that Buyer may have agreed to with**

Cooperating Broker, including any buyer broker agreement(s) between Buyer and Cooperating Broker. Notwithstanding, this Section shall not prohibit the payment by Buyer of an administrative fee, professional fee or transaction fee to Cooperating Broker up to **$.00** (if left blank, then zero). No net commission shall be payable by Seller unless Buyer consummates the purchase of the Home in accordance with the terms and conditions of the Purchase and Sale Agreement; accordingly, the Net Commission shall not be deemed earned unless and until the Closing occurs. Net Commission will be paid only to Cooperating Broker listed above directly and only if Cooperating Broker has provided a valid Taxpayer Identification Number and federal tax classification. Seller will not be liable for any net commission due to any other real estate brokers or salesmen claiming to have represented Buyer in connection with the purchase of the Home. Notwithstanding the foregoing, Seller agrees to pay any and all net commissions due to Seller's New Home Consultants working in Seller's sales office.

3. **Sales Associate of Cooperating Broker**. By signing below, sales associate or designated agent of Cooperating Broker ("**Sales Associate**") agrees, on behalf of himself/herself and on behalf of Cooperating Broker, to the terms of this Agreement. **Without limiting the foregoing, Sales Associate agrees that Seller's sole responsibility hereunder is to pay the Net Commission to Cooperating Broker in the manner described above**. Sales Associate hereby personally represents and warrants that Sales Associate has full power and authority to execute and deliver this Agreement on behalf of Cooperating Broker and that such execution of this Agreement on behalf of Cooperating Broker has been duly authorized by all necessary and proper corporate action of Cooperating Broker.

4. **Participation Policy**. By signing this Agreement, Sales Associate acknowledges that Sales Associate has read and agrees, on behalf of such Sales Associate and Cooperating Broker, to comply with the terms and conditions in the Participation Policy set forth below. This Agreement shall be null and void if Seller determines, in its absolute discretion, at any time before Closing that Sales Associate and/or Cooperating Broker has/have violated the terms of the Participation Policy. The Participation Policy follows:

4.1 In order for Cooperating Broker to receive a net commission in connection with the sale of real property, the Cooperating Broker must be documented on Buyer's first interaction with a Lennar employee. This means that the Buyer must identify and register the Cooperating Broker: (i) when Buyer first contacts a Lennar employee about a home or community; (ii) when Buyer first discusses or is introduced to a community or home by Lennar's internet sales employees; (iii) when Buyer first visits a community; or (iv) when Buyer first attends a self-guided tour of a community, whichever is first to occur. A failure of a Buyer to register Cooperating Broker upon the initial communication with Lennar about any community will render Cooperating Broker ineligible for a Net Commission. Registration of a prospect by a Cooperating Broker is not sufficient for Cooperating Broker to be eligible for a Net Commission. Cooperating Broker, or Sales Associate, must also accompany the Buyer during Buyer's initial visit or initial self-guided tour of a home in a community. Cooperating Broker shall not be entitled to receive a net commission in connection with the sale of real property in any Lennar community to such Buyer if (as shown by Lennar's tracking system or otherwise): (a) Buyer previously inquired about a community with a Lennar employee without identifying and registering the Cooperating Broker; or (b) Buyer initially registered at a sales office and/or attended a self-guided tour of a community without registering and being accompanied by Cooperating Broker or Sales Associate. The registration is effective for a period of sixty (60) days from the date of registration ("**Registration Period**"). Cooperating Broker may extend the Registration Period for an additional sixty (60) days by accompanying Buyer to the sales office for the community in person (or virtually if Buyer is not local) before the expiration of the initial Registration Period.

4.2 In addition, Cooperating Broker shall not be entitled to receive the Net Commission unless: (i) Buyer and Cooperating Broker or Sales Associate have executed this Agreement prior to or at the time Buyer contracts to purchase the Home, (ii) Buyer contracts to purchase the Home before the expiration of the Registration Period, and (iii) Buyer closes on the transaction pursuant to the Purchase and Sale Agreement for the Home. Cooperating Broker will not be paid the Net Commission if either Cooperating Broker or Sales Associate is a buyer under the contract to acquire the Home. Cooperating Broker will not be paid the Net Commission if either Cooperating Broker or Sales Associate is a relative or spouse of the Buyer. Cooperating Broker may not apply the Net Commission to reduce the Purchase Price or to cover closing costs or any other transaction related costs without the consent of Seller. Seller will pay the Net Commission to Cooperating Broker, provided that the terms and conditions contained herein are satisfied and except as otherwise set forth above. In all cases, Sales Associate agrees to look solely to Cooperating Broker for payment of any net commission. By way of example, if Sales Associate terminates his/her employment with a registered Cooperating Broker who is entitled to a net commission pursuant to this Participation Policy, then payment of any net commission shall be made to the Cooperating Broker and Sales Associate shall have no claim against Seller with respect to such net commission.

4.3 Cooperating Broker and Sales Associate acknowledge that this Participation Policy, the registration forms, sign-up sheets and other incentives, contracts, or forms given to prospects or buyers of homes are trade secrets of Seller. Cooperating Broker agrees to indemnify, defend and hold Seller harmless from and against any and all claims, demands, damages, losses, costs and expenses of whatever nature or kind, including reasonable attorneys' fees, paraprofessional fees and costs relating to or arising out of any claim against Seller as a result of conduct or representations made by Cooperating Broker and/or Sales Associate. In the event that Seller must enforce or defend any of the terms and conditions of this Participation Policy, Seller shall be entitled to collect from Cooperating Broker reasonable attorneys' fees, paraprofessional fees and costs.

5. **Cooperating Broker Status and Duties**. Cooperating Broker hereby represents, warrants and covenants that Cooperating Broker and Sales Associate are licensed in the state in which the Home is located. Each of Cooperating Broker and Sales Associate will comply with all requirements of applicable law as a single agent (or transaction

broker) in their representation of Buyer in the purchase of the Home and will assist the parties with communication, interposition, advisement, negotiation, contract terms and closing. At the written request of Seller, Sales Associate will provide a copy of Cooperating Broker's and/or Sales Associate's current and valid broker or sales associate license(s) to Seller or its designee.

6. **Special Incentive**. In addition to the Net Commission, Seller has agreed to provide Cooperating Broker the following additional special incentive at Closing: ____, which has a cash value of **$.00** ("**Special Incentive**"). Seller's obligation to provide the Special Incentive to Cooperating Broker at Closing is conditioned on the same terms and conditions set forth in the Broker Agreement for the payment of the Net Commission to Cooperating Broker. Cooperating Broker acknowledges that total broker compensation cannot exceed 7% of the Total Purchase Price (as that term is defined in the Purchase Price and Payment Addendum). Each bonus/incentive program is a separate program and will not be valid in conjunction with any other offer. Notwithstanding the foregoing, Seller has reserved the right, in its sole discretion, to substitute the Special Incentive at Closing with another incentive of equivalent cash value. If Seller determines, in its sole discretion, prior to Closing that Special Incentive is not permitted by applicable law, Seller's obligations with respect to the Special Incentive under this Agreement shall be null and void and of no effect, and Seller shall have no obligation to provide any Special Incentive (or its cash equivalent) to Cooperating Broker at Closing. Cooperating Broker has acknowledged and agreed that Seller may provide, but shall have no obligation to provide, nominal incentives of no cash value to Cooperating Broker's sales associate or agent at Closing.

7. **Acknowledgment by Broker**. This document supersedes any previous registration form filed by the Cooperating Broker or any of its agents or employees with the Seller, its agents or employees. Violation by the Cooperating Broker of any provision of this document will constitute a breach of this document by the Cooperating Broker and will, at the Seller's election, void any obligation of the Seller to pay a net commission or fee to the Cooperating Broker and will, at the Seller's election, entitle the Seller to whatever remedies it may have at law or in equity.

8. **Acknowledgment by Buyer**. Buyer acknowledges and agrees that Cooperating Broker is the exclusive agent of Buyer.

9. **Governing Law**. This Agreement is governed by the law of the state in which the Home is located, without regard to its conflicts of law rules.

10. **Counterparts**. This Agreement may be executed in counterparts, a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

11. **Conflicts**. In the event of any conflict between this Cooperating Broker Agreement and the Purchase and Sale Agreement or any other addenda and/or riders, this Cooperating Broker Agreement shall control. In all other respects, the Purchase and Sale Agreement shall remain in full force and effect.

12. **Entire Agreement**. This Agreement sets forth the entire agreement between Seller, Cooperating Broker and Sales Associate and shall not be altered, modified or amended unless such amendment is set forth in writing and signed by all parties to this Agreement.

COOPERATING BROKER:
Flynn Realty,

Signed by:
By: Susanne Flynn
258564C5BF46407...
Print Name: Susanne Flynn
Date: 11/14/2025

SALES ASSOCIATE:

Signed by:
Brandon Strickland
0F69165105A2498...
Brandon Strickland
Date: 11/16/2025

Signed by:
Arrived Fund Manager, LLC
9C4E8A97A361401...
Buyer - Arrived Fund Manager, LLC
Date 11/14/2025

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Rausch Coleman Homes NWA LLC
a

Signed by:
By Brandon Strickland
0F69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

REALTOR BONUS ADDENDUM

THIS REALTOR BONUS ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the fourteenth day of November, 2025, between Arrived Fund Manager, LLC(collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0175 of Block ______ of Riverside Village Subdivision/Plat in the community known as Riverside Village (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Realtor Bonus**. Notwithstanding anything in the Agreement to the contrary, Buyer, Seller and the undersigned realtor ("**Realtor**") understand and agree that Realtor shall be paid a bonus in the amount of $571.00 at the closing of the Home upon Seller's verification of closing and funding by __________.

   2.1 Realtor acknowledges that the Seller has given a bonus to Realtor based solely upon Buyer's intention to close the home by __________. Realtor further acknowledges that should the Closing not occur at this time, that Seller has experienced financial loss and is due relief by means of removing the bonus.

   2.2 Realtor acknowledges that if for any reason, the Home does not Close by said date; any bonus shall be automatically removed.

   2.3 Seller would not have entered into this Agreement if not for these provisions reducing the commission when Closing does not occur as scheduled.

3. **Closing Date Postponement**. Notwithstanding the foregoing and subject to the provisions of Section 3 of the Agreement, if this Agreement is contingent upon the Buyer obtaining mortgage loan financing to complete the purchase of the Home, Seller shall agree to postpone Closing to the extent such postponement is required in order for Buyer's Lender to meet any waiting period required under the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule. In such event, Realtor shall remain entitled to the bonus identified in paragraph 2 of this Addendum.

4. **Counterparts**. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Addendum to the other party.

5. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

6. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

SELLER:
Rausch Coleman Homes NWA LLC
a

Signed by:
By Brandon Strickland
0F69165105A2498...
Title: Authorized Representative
Brandon Strickland
Date Signed by Seller: 11/16/2025

REALTOR NAME: Susanne Flynn

Signed by:
Susanne Flynn
258564C5BE46407...
Realtor

Date 11/14/2025